                                                                Exhibit 10.23.11

                         EIGHTY-FIRST AGREEMENT AMENDING
                        NEW ENGLAND POWER POOL AGREEMENT
                  (RESTATEMENT OF FINANCIAL ASSURANCE POLICIES)


      THIS EIGHTY-FIRST AGREEMENT AMENDING NEW ENGLAND POWER POOL AGREEMENT, dated as of December 7, 2001 (the "Eighty-First Agreement"), amends the New England Power Pool Agreement (the "NEPOOL Agreement"), as amended.

      WHEREAS, the NEPOOL Agreement as in effect on December 1, 1996 was amended and restated by the Thirty-Third Agreement Amending New England Power Pool Agreement dated as of December 1, 1996 (the "Thirty-Third Agreement") in the form of the Restated New England Power Pool Agreement ("Restated NEPOOL Agreement") attached to the Thirty-Third Agreement as Exhibit A thereto, and the Thirty-Third Agreement also provided for the NEPOOL Open Access Transmission Tariff (the "NEPOOL Tariff") which is Attachment B to the Restated NEPOOL Agreement; and

      WHEREAS, the Restated NEPOOL Agreement and the NEPOOL Tariff have subsequently been amended numerous times, the most recent amendment dated as of October 12, 2001; and

      WHEREAS, the Participants desire to amend the NEPOOL Agreement, including the NEPOOL Tariff, as heretofore amended, to reflect the revisions detailed herein.

      NOW, THEREFORE, upon approval of this Eighty-First Agreement by the NEPOOL Participants Committee in accordance with the procedures set forth in the NEPOOL Agreement, the Participants agree as follows:

                                    SECTION 1
                         AMENDMENTS TO NEPOOL AGREEMENT


1.1 Amendment to Section 21.2(d). The following sentence is added at the end of Section 21.2(d) of the Restated NEPOOL Agreement:

            Nothing set forth in this Section 21.2 is intended to limit the additional provisions of the Member Financial Assurance Policy relating to notices and suspensions thereunder.


                                    SECTION 2
                           AMENDMENTS TO NEPOOL TARIFF

2.1 Amendment to Attachment L to NEPOOL Tariff. The Financial Assurance Policy for NEPOOL Members included as Attachment L to the NEPOOL Tariff is deleted in its entirety and replaced with Attachment 1 hereto.

2.2 Amendment to Attachment M to NEPOOL Tariff. The Financial Assurance Policy for NEPOOL Non-Participant Transmission Customers included as Attachment M to the NEPOOL Tariff is deleted in its entirety and replaced with Attachment 2 hereto.


                                    SECTION 3
                                  MISCELLANEOUS

3.1 The Eighty-First Agreement shall become effective on the Policy Effective Date (as defined in Attachments 1 and 2 to the Eighty-First Agreement) or on such other date as the Commission shall provide that the amendments reflected herein shall become effective.

3.2 Terms used in this Eighty-First Agreement that are not defined herein shall have the meanings ascribed to them in the NEPOOL Agreement.

                                  ATTACHMENT L

                FINANCIAL ASSURANCE POLICY FOR NEPOOL MEMBERS



      In accordance with Sections 3.5 and 7.5 of the Restated NEPOOL Agreement, the procedures and requirements set forth in this NEPOOL Financial Assurance Policy (this "Policy") shall govern all applicants for membership in NEPOOL ("Applicants") and NEPOOL Participants.(1) This Policy shall become effective and shall supersede existing Attachment L to the Tariff in its entirety on the Policy Effective Date (as hereinafter defined). The "Policy Effective Date" shall be 10 days after the date on which the NEPOOL Participants Committee receives a notice from the System Operator stating that the System Operator is able to fully implement the provisions of this Policy.


      The purpose of this Policy is (i) to establish a financial assurance policy for Participants that includes commercially reasonable credit review procedures to assess the financial ability of an Applicant or of a Participant to pay for service transactions under the Restated NEPOOL Agreement and the Tariff and to pay its share of NEPOOL expenses, including amounts owed to the System Operator under its tariff;(2) (ii) to set forth the requirements for alternative forms of security that will be deemed acceptable to NEPOOL and consistent with commercial practices



-------------------


      1 Capitalized terms used but not defined in this Policy are intended to have the meanings given to such terms in Section 1 of the Restated NEPOOL Agreement or Section 1 of the Restated NEPOOL Open Access Transmission Tariff (the "Tariff").


      2 For purposes of this Policy, including all attachments hereto, the "tariff" of the System Operator includes any and all tariffs of ISO New England Inc., including without limitation its Tariff for Transmission Dispatch and Power Administration Services and its Tariff for Capital Funding.

established by the Uniform Commercial Code that protect the Participants against the risk of non-payment by other, defaulting Participants; (iii) to set forth the conditions under which NEPOOL will conduct business so as to avoid the possibility of failure of payment for services rendered under the Tariff, the Restated NEPOOL Agreement and the System Operator's tariff; and (iv) to collect amounts past due, collect amounts payable upon billing adjustments, make up shortfalls in payments, and terminate membership of defaulting Participants.(3)


I.    LIABILITY AND TREATMENT OF GROUPS REGARDED AS SINGLE PARTICIPANTS


      In the case of a group of members that are treated as a single Participant pursuant to Section 4.1 of the Restated NEPOOL Agreement, the group members shall be deemed to have elected to be jointly and severally liable for all debts to NEPOOL of any of the group members unless: (i) charges of an individual member can be tracked and allocated to the member incurring such charges by the System Operator utilizing all information available to the System Operator determined by it to be reliable, including information from Participants or from a single Participant's representative; (ii) an alternate form of financial assurance is provided as set forth below; (iii) the group members agree to allocate amongst themselves responsibility for payment of group member charges on a percentage basis in a manner acceptable to NEPOOL, with each member providing the financial assurance, if any, required to be provided by it hereunder when treated separately from the remainder of the group; or (iv) the group members when evaluated as


------------------


      (3) The System Operator will act as NEPOOL's agent in managing and enforcing this Policy with the exception of termination of membership issues, which are specifically reserved to the NEPOOL Participants and will be addressed by the NEPOOL Participants Committee Membership Subcommittee. Accordingly, all financial information required pursuant to this Policy is to be provided to the System Operator, which will keep all such information confidential in accordance with the provisions of the NEPOOL Information Policy.

a whole (at their expense) achieve the requirements applicable to such members in order to avoid providing additional financial assurance and, in addition, provide a corporate guaranty from a parent or other responsible affiliate satisfying all of the requirements hereof for such guaranties. For the fourth type of consolidated Participant identified in subsection (iv) of the immediately preceding sentence, the System Operator shall conduct a financial assurances review based on only the rated members of the group.


      For the purposes of this Policy, the term "Participant" shall, in the case of a group of members that are treated as a single Participant pursuant to
Section 4.1 of the Restated NEPOOL Agreement, be deemed to refer to the group of members as a whole unless the group members have affirmatively indicated to NEPOOL, and NEPOOL has agreed, that they are to be treated pursuant to subsections (i) or (iii) of the immediately preceding paragraph, in which case the term "Participant" shall be deemed to refer to each individual group member and not to the aggregate of such group; and the terms "charges" and "fees" shall, likewise, be deemed to refer to the charges and fees allocable to the individual group member as opposed to the aggregate of such group.


II. FINANCIAL ASSURANCE PROVISIONS FOR NON-MUNICIPAL APPLICANTS AND NON-MUNICIPAL PARTICIPANTS


      Section II of the Policy contains the requirements and procedures governing Applicants and Participants that are not Publicly Owned Entities other than electric cooperatives or organizations including electric cooperatives (such Publicly Owned Entities being referred to herein as "Municipal Applicants" or "Municipal Participants"). For purposes of this Policy, such Participants and Applicants that are not Municipal Participants or Municipal Applicants are referred to as "Non-Municipal Participants" and "Non-Municipal Applicants." A Non-

Municipal Participant's failure to meet the requirements of this section may result in termination proceedings by NEPOOL.


      A.    PROOF OF FINANCIAL VIABILITY.

      1.          PROCESS FOR INVESTIGATING CREDITWORTHINESS OF A NON-MUNICIPAL
                  APPLICANT.


      Each Non-Municipal Applicant must, with its membership application and at its own expense, submit proof of financial viability, as described below, satisfying NEPOOL requirements to demonstrate the Non-Municipal Applicant's ability to meet its obligations. Each Non-Municipal Applicant must submit to the System Operator: (i) all current rating agency reports from Standard and Poors ("S&P"), Moody's, Duff & Phelps, and/or Fitch (collectively, the "Rating Agencies"); (ii) audited financial statements for at least the immediately preceding three (3) years, or the period of its existence, if shorter, including, but not limited to, the following information: balance sheets, income statements, statements of cash flows and notes to financial statements, annual and quarterly reports, and 10-K, 10-Q and 8-K Reports;(4) (iii) at least one bank reference and three (3) utility company credit references, or in those cases where a Non-Municipal Applicant does not have three (3) utility company credit references, three (3) trade payable vendor references may be substituted;
(iv) relevant information as to any known or anticipated material lawsuits, as well as any prior bankruptcy declarations by the Non-Municipal Applicant, or by its predecessor(s), if any; and (v) a list of the officers and principal management of the Non-Municipal Applicant. In the case of certain Non-Municipal Applicants, some of the


-------------

      (4) If any of the above-mentioned financial statements are available on the Internet, the Non-Municipal Applicant may provide instead a letter to NEPOOL stating where such statements may be located and retrieved by NEPOOL or its designee.

information and documentation described in the immediately preceding sentence may not be applicable or available, and alternate requirements may be specified by NEPOOL or its designee in its sole discretion.


      The System Operator shall prepare a report, or cause a report to be prepared, concerning the financial viability of such Non-Municipal Applicant. In its review of each Non-Municipal Applicant, the System Operator or its designee shall consider all of the information and documentation described in subsections
(i) through (v) of the immediately preceding paragraph as well as a lien search for such Non-Municipal Applicant. All costs incurred by the System Operator in its review of the financial viability of a Non-Municipal Applicant shall be borne by such Non-Municipal Applicant and paid at the time that such Non-Municipal Applicant is required to pay its first annual fee under Section
19.1 of the Restated NEPOOL Agreement. The report for each Non-Municipal Applicant shall be completed within three (3) weeks of the System Operator's receipt of that Non-Municipal Applicant's completed application and shall be provided to the Membership Subcommittee of the Participants Committee and the affected Non-Municipal Applicant.

            2. PROCESS FOR INVESTIGATING FINANCIAL VIABILITY OF A NON-MUNICIPAL PARTICIPANT.

      Each Non-Municipal Participant shall provide the System Operator with all current Rating Agency reports for it, if available, and a list of its officers and principal management upon the effective date of this Policy. Using this information, the System Operator shall initiate a limited investigation concerning the financial viability of all Non-Municipal Participants. With respect to each Non-Municipal Participant, the System Operator shall investigate: (i) the background of the Non-Municipal Participant's officers and principal management; and (ii) whether any judgments, fines, liens, assessments or other encumbrances have been imposed or levied on the Non-Municipal Participant within 12 months prior to the date of such investigation. All costs incurred by the System Operator in its review of the financial viability of the Non-Municipal Participants shall be borne by NEPOOL under Section 19.2 of the Restated NEPOOL Agreement. The System Operator shall complete its investigation of all Non-Municipal Participants and issue a report thereon to NEPOOL no later than 60 days after the effective date of this Policy.

      B.    ONGOING FINANCIAL REVIEW.

            1.    PROVISION OF FINANCIAL ASSURANCES.

      A Non-Municipal Participant or Non-Municipal Applicant that receives a credit rating from one or more of the Rating Agencies, or, if such Non-Municipal Participant or Non-Municipal Applicant itself is not rated by one of the Rating Agencies, then a Non-Municipal Participant or Non-Municipal Applicant that has outstanding debt rated by one or more of the Rating Agencies, is referred to herein as a "Rated Non-Municipal Participant" or a "Rated Non-Municipal Applicant," as appropriate. A Non-Municipal Participant or Non-Municipal Applicant that is not a Rated Non-Municipal Participant or a Rated Non-Municipal Applicant is referred to herein as an "Unrated Non-Municipal Participant" or an "Unrated Non-Municipal Applicant," as appropriate.

                  a. RATED NON-MUNICIPAL APPLICANTS AND RATED NON-MUNICIPAL PARTICIPANTS.

      Any Rated Non-Municipal Participant or Rated Non-Municipal Applicant that does not have an investment grade rating by one of the Rating Agencies (either for itself or, if it is not rated by one of the Rating Agencies, then for its outstanding debt) must provide an appropriate cash deposit, letter of credit, payment bond or guaranty as described in this Policy. For all purposes of this Policy, if ratings from two or more of the Rating Agencies are available then: (i) if there are two such ratings available, the lower rating shall govern; (ii) if there are three or more such ratings available and two of such ratings are at a comparable level and only one other such rating is lower than those two ratings, the two comparable ratings shall govern; (iii) if there are three such ratings available and none are at comparable levels, the rating that is higher than one and lower than another shall govern; and (iv) if there are four such ratings available and none are at a comparable level or two are at a comparable level and two are at a lower level (either comparable or not), then the third highest such rating shall govern.

                  b.    UNRATED NON-MUNICIPAL PARTICIPANTS.

      Any Unrated Non-Municipal Participant that (i) has not been a Participant in NEPOOL for at least the immediately preceding 12 months; or (ii) has defaulted on any of its obligations under the Restated NEPOOL Agreement, the Tariff or the System Operator's tariff (including without limitation its obligations hereunder and under the NEPOOL Billing Policy) during such 12-month period; or (iii) does not have a Current Ratio (as hereinafter defined) of at least 1.0, a Debt-to-Total Capitalization Ratio (as hereinafter defined) of 0.6 or less, and an EBITDA-to-Interest Expense Ratio (as hereinafter defined) of at least 2.0 must provide an appropriate cash deposit, letter of credit, payment bond or guaranty as described in this Policy.

      For purposes of this Policy, "Current Ratio" on any date is all of a Non-Municipal Participant's current assets divided by all of its current liabilities, in each case as shown on the most recent financial statements provided by such Non-Municipal Participant to the System Operator; "Debt-to-Total Capitalization Ratio" on any date is a Non-Municipal Participant's total debt (including all current borrowings) divided by its total shareholders' equity plus total debt, in each case as shown on the most recent financial statements provided by such Non-Municipal

Participant to the System Operator; and "EBITDA-to-Interest Expense Ratio" on any date is a Non-Municipal Participant's earnings before interest, taxes, depreciation and amortization in the most recent fiscal quarter divided by that Non-Municipal Participant's expense for interest in that fiscal quarter, in each case as shown on the most recent financial statements provided by such Non-Municipal Participant to the System Operator. Each of the ratios described in this paragraph shall be determined in accordance with generally accepted accounting principles in the United States at the time of determination consistently applied. Achieving each of the Current Ratio, Debt-to-Total Capitalization Ratio and EBITDA-to-Interest Expense Ratio tests described in this subsection is referred to herein as satisfying the "Credit Threshold."

                  c. GOVERNANCE ONLY MEMBERS AND NON-MUNICIPAL PARTICIPANTS WITH AVERAGE INDIVIDUAL MONTHLY NEPOOL CHARGES OF $15,000 OR LESS.

      Notwithstanding any provision of this Policy to the contrary, Governance Only Members and Non-Municipal Participants with average individual monthly NEPOOL Charges (as hereinafter defined) of $15,000 or less shall not be required to provide a cash deposit, letter of credit, payment bond or guaranty under this Policy.

            2.    CREDIT LIMIT FOR NON-MUNICIPAL PARTICIPANTS.

      A credit limit ("Credit Limit") shall be established for each Rated Non-Municipal Participant in accordance with subsection (a) below, and a Credit Limit shall be established for each Unrated Non-Municipal Participant in accordance with subsection (b) below.


                  a.    CREDIT LIMIT FOR RATED NON-MUNICIPAL PARTICIPANTS.


      As reflected in the following table, the Credit Limit of each Rated Non-Municipal Participant shall at any time be equal to the lesser of: (i) the applicable percentage of such Rated

Non-Municipal Participant's Tangible Net Worth (as hereinafter defined) as listed in the following table, (ii) $125 million, or (iii) 20 percent (20%) of the total amount due and owing at such time to the System Operator, the Participants and the Non-Participant Transmission Customers by all Participants and Non-Participant Transmission Customers.

                  INVESTMENT RATING                     PERCENTAGE OF TANGIBLE
(COMPARABLE RATINGS TO BE USED FOR DUFF & PHELPS AND    NET WORTH FOR PURPOSES
FITCH)                                                      OF CREDIT LIMIT
            S&P                      MOODY'S
            AAA                        Aaa                       5.50%
            AA+                        Aa1                       5.50%
            AA                         Aa2                       4.50%
            AA-                        Aa3                       4.00%
            A+                          A1                       3.05%
             A                          A2                       2.85%
            A-                          A3                       2.60%
           BBB+                        Baa1                      2.30%
            BBB                        Baa2                      1.90%
           BBB-                        Baa3                      1.20%
        Below BBB-                  Below Baa3                   0.00%

For purposes of this Policy, an entity's "Tangible Net Worth" on any date is the value, determined in accordance with generally accepted accounting principles in the United States, of all of that entity's assets less both (i) the amount at which the liabilities of the entity would be shown on a balance sheet in accordance with generally accepted accounting principles in the United States and (ii) all of that entity's intangible assets (e.g., patents, trademarks, franchises, intellectual property, goodwill and any other assets not having a physical existence), in each case as shown on the most recent financial statements provided by such entity to the System Operator.

The System Operator shall update and monitor the Credit Limit for each Rated Non-Municipal Participant on a daily basis.


                  b.    CREDIT LIMIT FOR UNRATED NON-MUNICIPAL PARTICIPANTS.


      The Credit Limit of each Unrated Non-Municipal Participant that satisfies the Credit Threshold shall at any time be equal to the lesser of: (i) 0.50 percent (0.50%) of such Unrated Non-Municipal Participant's Tangible Net Worth,
(ii) $125 million, or (iii) 20 percent (20%) of the total amount due and owing at such time to the System Operator, the Participants and the Non-Participant Transmission Customers by all Participants and Non-Participant Transmission Customers. The System Operator shall update and monitor the Credit Limit for each Unrated Non-Municipal Participant that satisfies the Credit Threshold on a quarterly basis. The Credit Limit of each Unrated Non-Municipal Participant that does not satisfy the Credit Threshold shall be $0.

            3.    INFORMATION REPORTING OBLIGATIONS FOR NON-MUNICIPAL
                  PARTICIPANTS.

      In order for the System Operator to update and monitor the Credit Limit of each Rated Non-Municipal Participant that has an investment grade rating by one of the Rating Agencies (either for itself or, if it is not rated by one of the Rating Agencies, then for its outstanding debt) and each Unrated Non-Municipal Participant that satisfies the Credit Threshold, (i) each such Rated Non-Municipal Participant shall submit to the System Operator, on a quarterly basis within 10 days of its becoming available and within 55 days after the end of the applicable fiscal quarter of such Rated Non-Municipal Participant, its balance sheet, which shall have been compiled by certified public accountants showing sufficient detail for the System Operator to calculate its Tangible Net Worth; and (ii) each such Unrated Non-Municipal Participant shall submit to the System Operator, on a quarterly basis, within 10 days of their becoming available and within 55 days after the end of the applicable fiscal quarter of such Unrated Non-Municipal Participant, its balance sheet and additional financial statements, which shall have been compiled by certified public accountants showing sufficient detail for the System Operator to calculate such Unrated Non-Municipal Participant's Current Ratio, Debt-to-Total Capitalization Ratio and EBITDA-to-Interest Expense Ratio. In addition, each such Rated Non-Municipal Participant and Unrated Non-Municipal Participant shall submit to the System Operator, annually within 10 days of their becoming available and within 100 days after the end of the fiscal year of such Non-Municipal Participant, the following audited financial statements: balance sheets, income statements, statements of cash flows, and notes to financial statements, as well as copies of that Non-Municipal Participant's annual report. Each such Non-Municipal Participant shall also provide to the System Operator, within 10 days of their filing with the Securities and Exchange Commission ("SEC"), a copy of each Form 10-K Report, Form 10-Q Report and Form 8-K Report for that Non-Municipal Participant.(5)


      Each Rated Non-Municipal Participant that does not have an investment grade rating by one of the Rating Agencies (either for itself or, if it is not rated by one of the Rating Agencies, then for its outstanding debt) and each Unrated Non-Municipal Participant that does not satisfy the Credit Threshold must submit the annual and quarterly financial statements and SEC filings described in this subsection if and as requested by the System Operator within 10 days of such request.


---------------

      (5) Where any of the above financial information is available on the Internet, the Non-Municipal Participant may instead provide the System Operator with a letter stating where such information may be located and retrieved.

            4.    CONSEQUENCES UPON REACHING 80%, 90% AND 100% OF CREDIT TEST
                  AMOUNT.

      When a Non-Municipal Participant's aggregate outstanding obligations to NEPOOL and the System Operator equal 80 percent (80%) of the sum of (i) that Non-Municipal Participant's then-effective Credit Limit or (ii) the available amount of the additional financial assurance provided by that Non-Municipal Participant divided by three and one-half (3.5) (the sum of item (i) and item
(ii) being referred to herein as the "Credit Test Amount"), the System Operator shall issue notice thereof to such Non-Municipal Participant, such notice to be given in the manner provided in Section 21 of the Restated NEPOOL Agreement. When a Non-Municipal Participant's aggregate outstanding obligations to NEPOOL and the System Operator equal 90 percent (90%) of that Non-Municipal Participant's Credit Test Amount, (i) the System Operator shall issue notice thereof to such Non-Municipal Participant, such notice to be given in the manner provided in Section 21 of the Restated NEPOOL Agreement; and (ii) if such condition continues to exist 10 Business Days after the date of such notice, the System Operator shall issue notice thereof to all members and alternates of the NEPOOL Participants Committee.


      When a Non-Municipal Participant's aggregate outstanding obligations to NEPOOL and the System Operator equal 100 percent (100%) of that Non-Municipal Participant's Credit Test Amount, (i) the System Operator shall issue notice thereof to such Non-Municipal Participant, all members and alternates of the NEPOOL Participants Committee and the New England governors and utility regulatory agencies, such notice to be given in the manner provided in Section 21 of the Restated NEPOOL Agreement, and (ii) such Non-Municipal Participant shall be suspended from (a) making any purchases of Market Products in the NEPOOL Market; (b) scheduling any future transmission service under the Tariff; and (c) voting on matters before the Participants

Committee or any Technical Committee, in each case until either (x) in the case of purchases of Market Products and the scheduling of transmission service, such Non-Municipal Participant's outstanding obligations to NEPOOL and the System Operator fall below 100 percent (100%) of its Credit Test Amount and, in the case of voting on matters before the Participants Committee or any Technical Committee, such Non-Municipal Participant's outstanding obligations to NEPOOL and the System Operator fall and remain below 100 percent (100%) of its Credit Test Amount at least three (3) Business Days prior to any such vote, or (y) in the case of purchases of Market Products and the scheduling of transmission service, such Non-Municipal Participant has provided additional financial assurance (in addition to any other financial assurance required of such Non-Municipal Participant hereunder) equal to three and one-half (3.5) times the amount by which such Non-Municipal Participant's outstanding obligations to NEPOOL and the System Operator exceed 100 percent (100%) of its Credit Test Amount (the "Excess Financial Assurance") and, in the case of voting on matters before the Participants Committee or any Technical Committee, such Non-Municipal Participant has provided Excess Financial Assurance at least three (3) Business Days prior to any such vote; provided, however, (i) any suspension of a Non-Municipal Participant's authority to vote on matters before the Participants Committee or any Technical Committee hereunder shall not be effective while an appeal of such suspension is pending; (ii) if any Non-Municipal Participant reaches 100 percent (100%) of its Credit Test Amount solely because its rating, the rating of its outstanding debt or the rating of its Guarantor (as hereinafter defined) or its Guarantor's outstanding debt is downgraded by one grade, then (x) for 10 Business Days after such downgrade, such Non-Municipal Participant's Credit Test Amount shall remain the same as it was immediately preceding such downgrade and (y) no notice shall be sent and no suspension shall occur with respect to such downgrade if such Non-

Municipal Participant cures such default within such 10 Business Day period; and
(iii) if any Non-Municipal Participant reaches 100 percent (100%) of its Credit Test Amount solely because the rating of the bank issuing a letter of credit on its behalf hereunder is downgraded below the requisite corporate debt rating, then (x) for 10 Business Days after such downgrade, such Non-Municipal Participant's Credit Test Amount shall remain the same as it was immediately preceding such downgrade, and (y) no notice shall be sent and no suspension shall occur with respect to such downgrade if such Non-Municipal Participant cures such default within such 10 Business Day period. The suspension of a Non-Municipal Participant's ability to purchase Market Products in the NEPOOL Market shall not limit, in any way, NEPOOL's or the System Operator's right to invoice or collect payment for any amounts owed (whether such amounts are due or becoming due) by such suspended Non-Municipal Participant under the Agreement, the Tariff or the System Operator's tariff.


      Each notice issued by the System Operator when a Non-Municipal Participant's aggregate outstanding obligations to NEPOOL and the System Operator equal 90 percent (90%) and 100 percent (100%) of that Non-Municipal Participant's Credit Test Amount shall indicate whether such Non-Municipal Participant has a registered load asset. If the System Operator has issued a notice that a Non-Municipal Participant's aggregate outstanding obligations to NEPOOL and the System Operator equal 90 percent (90%) or 100 percent (100%) of that Non-Municipal Participant's Credit Test Amount and subsequently such Non-Municipal Participant's aggregate outstanding obligations fall below the applicable percentage of its Credit Test Amount, such Non-Municipal Participant may request the System Operator to issue a notice stating such fact; provided, however, that the System Operator shall not be obligated to issue such notice unless, in its sole discretion, the System Operator concludes that such Non-Municipal

Participant's aggregate outstanding obligations have in fact fallen below the applicable percentage of its Credit Test Amount.


      C.    THIRD-PARTY CREDIT PROTECTION POLICY.

      The System Operator shall obtain third-party credit protection, in the form of credit insurance coverage, a performance or surety bond, or a combination thereof ("Non-Municipal Credit Coverage"), on terms acceptable to the System Operator in its reasonable discretion covering the group of Rated Non-Municipal Participants with an investment grade rating from the Rating Agencies and the group of Unrated Non-Municipal Participants that satisfy the Credit Threshold (collectively, the "Qualifying Non-Municipal Participants"). The Non-Municipal Credit Coverage shall be equal to three and one-half (3.5) times the average NEPOOL Charges (as hereinafter defined) of the Qualifying Non-Municipal Participant with the greatest NEPOOL Charges from time-to-time. The Non-Municipal Credit Coverage shall be provided by an insurance company rated "A-" or better by A.M. Best & Co. or "AA" or better by S&P. The cost of the Non-Municipal Credit Coverage obtained for each calendar year shall be allocated to all Participants pro rata based, for each Participant, on (a) the sum of all charges under the Agreement, Tariff and System Operator's tariff owed in the preceding calendar year by such Participant and (b) all amounts owed to such Participant under the Agreement, Tariff and System Operator's tariff in the preceding calendar year. Each Qualifying Non-Municipal Participant shall provide the System Operator with such information as may be reasonably necessary for the System Operator to obtain the Credit Coverage at the lowest possible cost.

      D.    FINANCIAL ASSURANCES.

      All Non-Municipal Applicants and Non-Municipal Participants that must provide (or choose to provide) additional financial assurance pursuant to this
Section II, must provide NEPOOL with financial assurance in the form and in the amount described in Sections II and IV hereof. Each financial assurance for monthly charges, unless replaced in accordance with the terms hereof or no longer required pursuant to the terms hereof, shall remain in effect for 120 days after termination of the Non-Municipal Participant's membership; provided, however that financial assurances required by this Policy related to potential billing adjustments chargeable to a terminated Non-Municipal Participant shall remain in effect until such billing adjustment request is finally resolved in accordance with the provisions of the NEPOOL Billing Policy.


      A Non-Municipal Participant or a Non-Municipal Applicant's additional financial assurance hereunder shall be in an amount (the "Non-Municipal Financial Assurance Requirement") at least equal to its Excess Financial Assurance Requirement or three and one-half (3.5) times the average or expected average net monthly charges of such Non-Municipal Participant or Non-Municipal Applicant under the Tariff, any effective tariff of the System Operator and the Restated NEPOOL Agreement (which would include Energy and other services received through NEPOOL), averaged over the most recent three-month period (collectively, such charges are referred to herein as "NEPOOL Charges"), as appropriate.(6) The three and one-half month period is based on the time required for a Commission filing made by NEPOOL to terminate service to a Participant to become effective. For example, a Rated Non-Municipal


-----------------

      6 In the case of new Non-Municipal Participants, the Non-Municipal Financial Assurance Requirement will be based on estimated monthly NEPOOL Charges, which estimate NEPOOL has the right to adjust in light of subsequent experience as to actual monthly NEPOOL Charges.

Participant with $32,000 in monthly NEPOOL Charges that does not have an investment grade credit rating must provide NEPOOL with additional financial assurance hereunder in the amount of $112,000. Similarly, an Unrated Non-Municipal Participant with $32,000 in monthly NEPOOL Charges that does not satisfy the Credit Threshold must provide NEPOOL with additional financial assurance hereunder in the amount of $112,000.


      Furthermore and without limiting the generality of the foregoing, if a Non-Municipal Participant that has received from one or more other Participants or Non-Participant Transmission Customers an amount the payment of which is the subject of a dispute, an amount equal to 100% of such amount in dispute shall be added to that Non-Municipal Participant's overall Non-Municipal Financial Assurance Requirement. Any additional financial assurance provided under this paragraph shall not be terminated or returned prior to the resolution of the dispute requiring such additional financial assurance, even if the Non-Municipal Participant providing such additional financial assurance is terminated or withdraws from NEPOOL and otherwise satisfies all of its obligations to NEPOOL. The term "Non-Municipal Financial Assurance Requirement" shall include 100% of such amount in dispute.


      In addition, and without limiting the generality of the foregoing, (i) any Non-Municipal Participant that is required hereunder to provide NEPOOL with additional financial assurance (other than a Non-Municipal Participant that is providing only Excess Financial Assurance) shall not at any time have NEPOOL Charges (regardless of whether such charges have actually become due and owing or not) in excess of the amount of the additional financial assurance provided by such Non-Municipal Participant; and (ii) any Non-Municipal Participant without an investment grade rating that is exempt from providing additional financial assurance hereunder by virtue of having monthly NEPOOL charges of $15,000 or less or by virtue of being a Governance Only Member shall not at any time have net NEPOOL Charges (regardless of whether such charges have actually become due and owing or not) in excess of $15,000 unless such Non-Municipal Participant provides the additional financial assurance described herein. If a Non-Municipal Participant that is required hereunder to provide additional financial assurance exceeds the limit for net NEPOOL Charges set forth above, NEPOOL may initiate termination proceedings. A Non-Municipal Participant that is required hereunder to provide additional financial assurance and knows or reasonably should know that it has exceeded the limits for NEPOOL Charges set forth for it in this paragraph or 80 percent (80%) of its Credit Test Amount shall notify the System Operator immediately that it has exceeded such limits.


III. FINANCIAL ASSURANCE PROVISIONS FOR MUNICIPAL APPLICANTS AND MUNICIPAL PARTICIPANTS


      Section III of this Policy contains the requirements and procedures governing Municipal Applicants and Municipal Participants. A Municipal Applicant or Municipal Participant that does not have an investment grade rating by one of the Rating Agencies (or in the case of Municipal Applicants or Municipal Participants that are not rated themselves, any Municipal Applicant or Municipal Participant that does not have outstanding debt with such a rating) shall be required to provide additional financial assurance in the form and amount described below. A Municipal Participant's failure to meet the requirements of this section may result in termination proceedings by NEPOOL.

      A.    PROOF OF FINANCIAL VIABILITY.

            1.    MUNICIPAL APPLICANTS.


      Each Municipal Applicant must with its application submit proof of financial viability, as described below, satisfying NEPOOL requirements to demonstrate the Municipal Applicant's ability to meet its obligations, or must provide prior to its membership becoming effective financial assurance in the form of a cash deposit, letter of credit, payment bond or guaranty as set forth in this Policy. A Municipal Applicant that chooses to provide a cash deposit, letter of credit, payment bond or guaranty will not be required to provide financial information to NEPOOL.


      Generally, each Municipal Applicant must submit to the System Operator all current reports from the Rating Agencies and each report from the Rating Agencies must indicate an investment grade rating for the Municipal Applicant or, if the Municipal Applicant itself is not rated, for the Municipal Applicant's outstanding rated debt, in order for the Municipal Applicant to be considered as a candidate for NEPOOL membership without furnishing additional financial assurances as described below.


            2.    MUNICIPAL PARTICIPANTS.


      All Municipal Participants must provide the financial statements and information set forth below if and as requested by NEPOOL within 10 days of such request. If a Municipal Participant does not receive an investment grade rating by one of the Rating Agencies, it must provide financial assurance in the form and amount required by this Policy.

      B.    FINANCIAL STATEMENTS.

      Each Municipal Applicant must submit, if and as requested by the System Operator and within 10 days of such request, audited financial statements for at least the immediately preceding three (3) years, or the period of its existence, if shorter, including, but not limited to, the following information: balance sheets, income statements, statements of cash flows and notes to financial statements. Additionally, annual and quarterly reports for at least the immediately preceding three (3) years, if available, must be submitted if and as requested by the System Operator and within 10 days of such request.(7)


      Each Municipal Applicant shall also be required to provide at least one bank reference and three (3) utility credit references. In those cases where a Municipal Applicant does not have three (3) utility credit references, three (3) trade payable vendor references shall be substituted. Each Municipal Applicant shall also be required to include information as to any known or anticipated material lawsuits, as well as any prior bankruptcy declarations by the Municipal Applicant, or by its predecessor(s), if any. In the case of certain Municipal Applicants, some of the above financial submittals may not be applicable, and alternate requirements shall be specified by NEPOOL.


      C.    ONGOING FINANCIAL REVIEW.

      Each Municipal Participant that has not provided a cash deposit, letter of credit, payment bond or guaranty as described herein must submit all of its current Rating Agency reports


-------------------

      7 Where the above financial statements are available on the Internet, the Municipal Applicant may provide instead a letter to the System Operator stating where such statements may be located and retrieved by the System Operator.

promptly upon the request of NEPOOL. Any Municipal Participant that has not provided a cash deposit, letter of credit, payment bond or guaranty as described herein shall not undertake any transaction involving transmission or Market Products that such Municipal Participant is not authorized to undertake pursuant to its organizational documents.


      D.    OTHER FINANCIAL ASSURANCES.

      Municipal Applicants or Municipal Participants that do not satisfy the rating requirement must provide financial assurance in the form and amount required by this Policy. Each financial assurance for NEPOOL Charges, unless replaced in accordance with the terms hereof or no longer required pursuant to the terms hereof, shall remain in effect for 120 days after termination of the Municipal Participant's membership; provided, however that financial assurances required by this Policy related to potential billing adjustments chargeable to a terminated Municipal Participant shall remain in effect until such billing adjustment request is finally resolved in accordance with the provisions of the NEPOOL Billing Policy.


      In general, Municipal Participants must provide additional financial assurance in the following amounts (the "Municipal Financial Assurance Requirement"):(8)


---------------

      8 In the case of new Municipal Participants, the Municipal Financial Assurance Requirement will be based on estimated monthly NEPOOL Charges, which estimate the System Operator has the right to adjust in light of subsequent experience as to actual monthly NEPOOL Charges.

      Monthly NEPOOL Expenses        Required Financial Assurance
      -----------------------        ----------------------------
      $0 - $15,000                   0 months' NEPOOL Charges
      $15,001 - $30,000              1 month's NEPOOL Charges
      $30,001 - $50,000              2 months' NEPOOL Charges
      $50,001 or more                3-1/2 months' NEPOOL Charges


The three and one-half months is based on the time required for a Commission filing made by NEPOOL to suspend service to a Municipal Participant to become effective. Therefore, a Municipal Participant with $32,000 in monthly NEPOOL Charges that does not satisfy the rating requirement must provide additional financial assurances in the amount of $64,000 to NEPOOL.


      Furthermore and without limiting the generality of the foregoing, if a Municipal Participant that has received from one or more other Participants or Non-Participant Transmission Customers an amount the payment of which is the subject of a dispute, an amount equal to 100 percent (100%) of such amount in dispute shall be included in determining that Municipal Participant's overall Municipal Financial Assurance Requirement. Any additional financial assurance provided under this paragraph shall not be terminated or returned prior to the resolution of the dispute requiring such additional financial assurance, even if the Municipal Participant providing such additional financial assurance is terminated or withdraws from NEPOOL and otherwise satisfies all of its obligations to NEPOOL. The term "Municipal Financial Assurance Requirement" for each Municipal Participant shall include 100 percent (100%) of such amount in dispute applicable to such Municipal Participant. (The Non-Municipal Financial Assurance Requirement and the Municipal Financial Assurance Requirement are collectively referred to herein as the "Financial Assurance Requirement.") In addition, and without limiting the generality of the foregoing, any Municipal Participant that is required hereunder to provide additional financial assurance (determined as set forth above) shall not at any time have NEPOOL Charges (regardless of whether such charges have actually become due and owing or not) in excess of the amount of the additional financial assurance provided by such Municipal Participant. Any Municipal Participant that does not satisfy the rating requirement but is exempt from providing additional financial assurance hereunder by virtue of having monthly NEPOOL charges of $15,000 or less shall not at any time have net NEPOOL Charges (regardless of whether such charges have actually become due and owing or not) in excess of $15,000 unless such Municipal Participant provides the additional financial assurance described herein. Any Municipal Participant that is not required to provide additional financial assurance hereunder because it has an investment grade rating (or in the case of a Municipal Participant that is not rated itself, any Municipal Participant that has outstanding debt with such a rating) (a "Qualifying Municipal Participant") shall not at any time have net NEPOOL Charges (regardless of whether such charges have actually become due and owing or not) in excess of the lesser of
(i) $125 million or (ii) 20 percent (20%) of the total amount due and owing at such time to the System Operator, the Participants and Non-Participant Transmission Customers by all Participants and Non-Participant Transmission Customers. A Municipal Participant that knows or reasonably should know that it has exceeded the limits for NEPOOL Charges set forth for it in this paragraph shall notify the System Operator immediately that it has exceeded such limits.

      E.    THIRD-PARTY CREDIT PROTECTION POLICY.

      The System Operator shall obtain third-party credit protection, in the form of credit insurance coverage, a performance or surety bond, or a combination thereof (" Municipal Credit Coverage"), on terms acceptable to the System Operator in its reasonable discretion covering the group of Qualifying Municipal Participants. The Municipal Credit Coverage shall be equal to three and one-half (3.5) times the average NEPOOL Charges of the Qualifying Municipal Participant with the greatest NEPOOL Charges from time-to-time. The Municipal Credit Coverage shall be provided by an insurance company rated "A-" or better by A.M. Best & Co. or "AA" or better by S&P. The cost of the Municipal Credit Coverage obtained for each calendar year shall be allocated to all Participants pro rata based, for each Participant, on (a) the sum of all charges under the Agreement, Tariff and System Operator's tariff owed in the preceding calendar year by such Participant and (b) all amounts owed to such Participant under the Agreement, Tariff and System Operator's tariff in the preceding calendar year. Each Qualifying Municipal Participant shall provide the System Operator with such information as may be reasonably necessary for the System Operator to obtain the Municipal Credit Coverage at the lowest possible cost.


IV.   ACCEPTABLE FORMS OF ADDITIONAL FINANCIAL ASSURANCE


      A.    CASH DEPOSIT.


      A cash deposit for the full value of the Financial Assurance Requirement, as determined by NEPOOL, provides an acceptable form of financial assurance to NEPOOL. If the amount of the deposit is below the required level, the Participant shall immediately replenish or increase the deposit to the required level; otherwise, NEPOOL may initiate termination proceedings. In the event that actual NEPOOL Charges exceed those anticipated, the anticipated charges will be increased accordingly and the Participant must augment its cash deposit to reach the required level.


      The cash deposit will be invested by the System Operator in direct obligations of the United States or its agencies and interest earned will be paid to the Participant. The System Operator may sell or otherwise liquidate such investments at its discretion to meet the Participant's obligations to NEPOOL.


      B.    LETTER OF CREDIT.


      An irrevocable standby letter of credit for the full value of the Financial Assurance Requirement, as determined by NEPOOL, provides an acceptable form of financial assurance to NEPOOL. The letter of credit shall be valued as zero dollars ($0.00) 30 days prior to the termination of such letter of credit.


      If the letter of credit amount is below the required level, the Participant shall immediately replenish or increase the letter of credit amount; otherwise, NEPOOL may initiate termination proceedings. If actual NEPOOL Charges exceed those anticipated, the Participant must obtain a substitute letter of credit in the required amount based on the actual NEPOOL Charges.


      The form, substance and provider of the letter of credit must all be acceptable to NEPOOL. The letter of credit should clearly state the full names of the "Issuer," "Account Party" and "Beneficiary," the dollar amount available for drawings, and should include a statement required on the drawing certificate and other terms and conditions that should apply. It should also specify that funds will be disbursed, in accordance with the instructions, within one

Business Day after due presentation of the drawing certificate. The bank issuing the letter of credit must (i) have a minimum corporate debt rating of an "A-" by S&P, or "A3" by Moody's, or "A-" by Duff & Phelps, or "A-" by Fitch, or an equivalent short-term debt rating by one of these agencies, and (ii) be organized under the laws of the United States or any state thereof or be the United States branch of a foreign bank. The System Operator will confirm no less frequently than quarterly that each bank providing a letter of credit hereunder satisfies the preceding sentence.


      Attachment 1 provides a generally acceptable sample "clean" letter of credit, and all letters of credit provided by Participants and Applicants shall be in this form (with only minor, non-material changes), unless a variation therefrom is approved by the Budget and Finance Subcommittee of the Participants Committee. All costs associated with obtaining financial security and meeting the provisions of this Policy are the responsibility of the Applicant or Participant.


      C.    PAYMENT BOND.


      A payment bond complying with the requirements set forth herein provides an acceptable form of financial assurance to NEPOOL. The penal sum of such payment bond shall be in an amount equal to the full value of the Financial Assurance Requirement, as determined by NEPOOL. The bond shall permit suit thereunder until two (2) years after the date that all of the Applicant's or Participant's obligations to NEPOOL expire.


      If the amount of the penal sum of the payment bond available to NEPOOL is below the required level, the Participant shall immediately replenish or increase the amount of the penal sum; otherwise, NEPOOL may initiate termination proceedings. If actual NEPOOL Charges exceed those anticipated, the Participant must either cause the penal sum of such payment bond to be increased accordingly or must obtain a substitute payment bond in the appropriate amount.


      The form, substance and provider of the payment bond must be acceptable to NEPOOL. The payment bond should clearly state the full names of the "Principal," the "Surety" and the "Obligee" (NEPOOL) and the penal sum and should include a clear statement that the surety will promptly and faithfully pay the Participant's obligations to NEPOOL if the Participant fails to do so. The insurance company issuing the payment bond must be rated "A" or better by A.M. Best & Co.


      Attachment 2 provides an example of a generally acceptable sample payment bond. All costs associated with obtaining financial security and meeting the Policy provisions, including without limitation the cost of the premiums for such payment bond, are the responsibility of the Applicant or Participant.


      If, prior to the effective date of this Policy, a Participant or Applicant has obtained a performance bond and NEPOOL or the System Operator has determined that the form, substance and provider of such performance bond were acceptable at the time such performance bond was obtained, such performance bond shall be deemed to be in compliance with this Policy until such performance bond terminates or is to be renewed by its own terms; provided, however, that no performance bond that does not otherwise satisfy the terms of the Policy without giving effect to this paragraph shall be acceptable one year after the effective date of this Policy.

      D.    CORPORATE GUARANTY.


      A corporate guaranty obtained from a Participant's affiliated company ("Guarantor") for the full value of the Financial Assurance Requirement, as determined by NEPOOL (a "Corporate Guaranty"), may provide an acceptable form of financial assurance to NEPOOL. If a Guarantor is not itself a Participant (a "Non-Participant Guarantor"), the aggregate obligations such Guarantor may guarantee hereunder at any time shall not exceed the lesser of (i) $125 million,
(ii) 20 percent (20%) of the total amount due and owing at such time to the System Operator, the Participants and the Non-Participant Transmission Customers by all Participants and Non-Participant Transmission Customers, or (iii) if the Participant for whom such Corporate Guaranty is provided is a Non-Municipal Participant, the applicable percentage of such Guarantor's Tangible Net Worth as listed in the following table (the "Guaranty Limit"), and such Guaranty Limit shall be deemed to be the available amount of additional financial assurance under such Guarantor's Corporate Guaranty.


                CREDIT RATING(9)                        PERCENTAGE OF TANGIBLE
(COMPARABLE RATINGS TO BE USED FOR DUFF & PHELPS AND    NET WORTH FOR PURPOSES
FITCH)                                                    OF NON-PARTICIPANT
                                                         GUARANTOR'S GUARANTY
                                                                LIMIT
            S&P                      MOODY'S
            AAA                        Aaa                       5.00%
            AA+                        Aa1                       5.00%
            AA                         Aa2                       4.00%
            AA-                        Aa3                       3.50%
            A+                          A1                       2.55%


-------------------

      9 This is the credit rating for the Non-Participant Guarantor from one or more of the Rating Agencies or, if such Non-Participant Guarantor itself is not rated by one of the Rating Agencies, then this is the credit rating for the Non-Participant Guarantor's long-term debt from one or more of the Rating Agencies.

            A                           A2                       2.35%
            A-                          A3                       2.10%
           BBB+                        Baa1                      1.80%
            BBB                        Baa2                      1.20%
           BBB-                        Baa3                      0.70%
        Below BBB-                  Below Baa3                   0.00%

      The System Operator shall update and monitor the Guaranty Limit for each Non-Participant Guarantor on a daily basis. In order for the System Operator to update and monitor the Guaranty Limit of each Non-Participant Guarantor, each such Non-Participant Guarantor that is providing a Corporate Guaranty for a Non-Municipal Participant shall submit to the System Operator, on a quarterly basis within 10 days of its becoming available and within 55 days after the end of the applicable fiscal quarter of such Non-Participant Guarantor, its balance sheet, which shall have been compiled by certified public accountants showing sufficient detail for the System Operator to calculate its Tangible Net Worth. In addition, each Non-Participant Guarantor shall submit to the System Operator, annually within 10 days of their becoming available and within 100 days after the end of the fiscal year of such Non-Participant Guarantor, the following audited financial statements: balance sheets, income statements, statements of cash flows, and notes to financial statements, as well as copies of that Non-Participant Guarantor's annual report. Each such Non-Participant Guarantor shall also provide to the System Operator, within 10 days of their filing with the SEC, a copy of each Form 10-K Report, Form 10-Q Report and Form 8-K Report for that Non-Participant Guarantor.(10)


---------------------

      10 Where any of the above financial information is available on the Internet, the Non- Participant Guarantor may instead provide the System Operator with a letter stating where such information may be located and retrieved.

      The amount guaranteed from time to time under such a Corporate Guaranty, regardless of whether such amount is past due, shall be included in the NEPOOL Charges of both such Participant and its affiliated Guarantor for all purposes of this Policy if the Guarantor is itself a Participant.


      The following conditions must be met for a Corporate Guaranty to be accepted as an acceptable form of Financial Assurance:


            1. NEPOOL determines that each of the Participant and the Guarantor has satisfactorily met its payment obligations in NEPOOL for at least six (6) months, which six-month period may in whole or in part pre-date the effective date of this Policy;

            2. NEPOOL determines that the financial condition of the Guarantor meets the requirements of this Policy;

            3. The Corporate Guaranty shall authorize the System Operator to recover sums owed by the Participant obligor directly from the Guarantor; and

            4. The form and substance of the Corporate Guaranty shall be otherwise acceptable to NEPOOL.

      Upon NEPOOL's written authorization, the Participant may substitute a Corporate Guaranty that is issued by the Guarantor for a cash deposit, letter of credit or payment bond when the Participant has satisfied each of the four (4) conditions stipulated above. The Corporate Guaranty is considered to be a lesser form of financial assurance than a cash deposit, letter of credit or payment bond, and therefore is allowed as an acceptable form of financial assurance only to those Participants and Guarantors that have satisfied each of the four (4) conditions stipulated above.


      The Corporate Guaranty should clearly state the identities of the "Guarantor," "Beneficiary" and "Obligor," and the relationship between the Guarantor and the Participant Obligor. The Corporate Guaranty must be duly authorized by the Guarantor, must be signed by an officer of the Guarantor, and must be furnished with either an opinion satisfactory to the System Operator of the Guarantor's counsel with respect to the enforceability of the Corporate Guaranty or accompanied by a certificate of corporate guarantee that includes a seal of the corporation with the signature of the corporate secretary. Additionally, adequate documentation regarding the signature authority of the person signing the Corporate Guaranty must be provided with the Corporate Guaranty.


      A Guarantor's failure to timely disclose a Material Change (as hereinafter defined) in its financial status may result in proceedings by NEPOOL to terminate the Participant Obligor. If there is an adverse Material Change in the financial condition of the Guarantor, NEPOOL may require the Participant Obligor to provide another form of financial assurance, either a cash deposit, letter of credit or payment bond.


      Attachment 3 provides a generally acceptable sample of a Corporate Guaranty, and all Corporate Guaranties provided by Participants shall be in this form (with only minor, non-material changes), unless a variation therefrom is approved by the Budget and Finance Subcommittee of the Participants Committee.

V.    MISCELLANEOUS PROVISIONS


      A.    OBLIGATION TO REPORT MATERIAL CHANGES.

      Each Participant and each Guarantor is responsible for informing NEPOOL in writing within 10 Business Days of any Material Change (as hereinafter defined) in its financial status. A "Material Change" in financial status includes, but is not limited to, the following: a downgrade to a below investment grade rating of senior long-term debt by a major rating agency, being placed on credit watch with negative implication by a major rating agency if senior long- term debt does not have an investment grade rating, a bankruptcy filing, insolvency, a report of a significant quarterly loss or decline of earnings, the resignation of key officer(s), or the filing of a material lawsuit that could materially adversely impact current or future financial results. A Participant's or Guarantor's failure to timely disclose a Material Change in its financial status may result in termination proceedings by NEPOOL. If there is a Material Change in the financial condition of the Participant or the Participant's Guarantor, NEPOOL may require the Participant to provide one of the forms of financial assurance described in this Policy. If the Participant fails to do so, NEPOOL may initiate termination proceedings in accordance with the procedure set forth in Section 21.2(d) of the Restated NEPOOL Agreement.


      B.    WEEKLY PAYMENTS.

      A Participant that does not satisfy the rating requirement or, if such Participant is an Unrated Non-Municipal Participant, the Credit Threshold may request that, in lieu of providing one of the additional financial assurances set forth above, a weekly billing schedule be implemented for it. NEPOOL may, in its discretion, agree to such a request; provided, however, that any weekly billing arrangement will terminate no more than six (6) months after the date on which such arrangement begins unless the Participant requests an extension of such arrangement and demonstrates to NEPOOL's satisfaction in its sole discretion that the termination of such arrangement and compliance with the other provisions of this Policy (including providing another form of financial assurance, if required) will impose a substantial hardship on the Participant. Such demonstration of a substantial hardship shall be made every six (6) months after the initial demonstration, and a Participant's weekly billing arrangement will be terminated if it fails to demonstrate to NEPOOL's satisfaction in its sole discretion at any such six (6) month interval that compliance with the other provisions of this Policy will impose a substantial hardship on it.


      If NEPOOL agrees to implement a weekly billing schedule for a Participant, the Participant shall be billed weekly in arrears on an estimated basis for all amounts owed to NEPOOL and the System Operator for the week, with an adjustment for each month as part of the regular NEPOOL monthly billing to reflect any under or over collection for the month. The Participant shall be obligated to pay each such weekly bill within five (5) Business Days after it is received. The Participant shall pay with respect to each weekly bill an administrative fee, determined by the System Operator, to reimburse the System Operator for the costs it incurs as a result of that Participant's weekly billing arrangement.


      If a weekly billing schedule is implemented for a Participant in lieu of requiring the Participant to provide an additional financial assurance hereunder, the Participant may be required to provide an additional financial assurance in the form and in the amount required hereunder at any time if the Participant fails to pay when due any weekly bill. In addition, upon the termination of a Participant's weekly billing arrangement, the Participant shall either satisfy the applicable rating requirements set forth herein, satisfy the Credit Threshold (if such Participant is an Unrated Non-Municipal Participant), or provide one of the other forms of financial assurance set forth herein.


      C.    USE OF TRANSACTION SETOFFS.

      Under certain conditions, NEPOOL or the System Operator may be obligated to make payments to a Participant. In this event, the amount of the cash deposit, letter of credit, payment bond or Corporate Guaranty required for financial assurance for the contemplated transactions will be reduced ("setoff") by an amount equal to NEPOOL's or the System Operator's unpaid balance or expected billing under the other transactions. The terms and the amount of the setoff must be approved by NEPOOL.


      D.    NON-PAYMENT OF AMOUNTS DUE.

      If a Participant does not pay amounts billed when due and as a result a letter of credit or cash deposit is drawn down or a payment bond or Corporate Guaranty is paid on, then the Participant must immediately replenish the letter of credit or cash deposit or cause the payment bond or Corporate Guaranty to be restored, in each case to the required amount. If a Participant fails to do so, NEPOOL may initiate termination proceedings against the Participant in accordance with the procedure set forth in Section 21.2(d) of the Restated NEPOOL Agreement. In order to encourage prompt payment by Participants of amounts owed to NEPOOL, if a Participant is delinquent two (2) or more times within any period of 12 months in paying on time its NEPOOL Charges, the Participant shall pay, in addition to interest on each late payment, a late payment charge for its second failure to pay on time, and for each subsequent failure to pay on time within the same 12 month period (a "Late Payment Charge") in an amount equal to the greater of (i) two percent (2%) of the total amount of such late payment or (ii) $250.00. In addition, if a Participant fails to pay any NEPOOL Charges within 10 days of the date such payment is due, such Participant shall not be entitled to vote on matters before the Participants Committee or any Technical Committee unless the full amount of such late payment (including interest thereon and the Late Payment Charge) is submitted to the System Operator at least three (3) Business Days prior to any such vote.


      In the case of a former Participant that applies again for membership in NEPOOL, a determination of delinquency shall be based on the Participant's history of payment of its NEPOOL Charges in its last 12 months of membership.


      Interest collected on late payments shall be allocated and paid to the Participants to whom such late payments are due, pro rata in accordance with the amount due to each such Participant. Late Payment Charges that are collected and not distributed to the Participants under the NEPOOL Billing Policy shall be deposited by the System Operator into a segregated interest-bearing account (the "Late Payment Account") for disbursement in accordance with the NEPOOL Billing Policy as in effect from time to time; provided, however, that in no event shall the amount in the Late Payment Account, including interest accrued thereon, at any time exceed $500,000 or other amount determined from time to time by the Participants Committee (the "Late Payment Account Limit"). Any Late Payment Charges and interest thereon in excess of the Late Payment Account Limit shall be distributed to the Participants pro rata based on their charges under the System Operator's Tariff for Transmission Dispatch and Power

Administration Services in the month preceding the month in which such distribution is to be made.


      E.    FINANCIAL ASSURANCE UPON TERMINATION OF MEMBERSHIP.

      Upon termination of membership in NEPOOL, a Participant must provide financial assurance in the amount of all potential billing adjustments chargeable to such Participant for all unresolved billing disputes in existence on the date of termination of such Participant's membership. Such financial assurance must be in the form of a cash deposit, letter of credit, payment bond or Corporate Guaranty meeting the requirements of this Policy. The amount of such financial assurance shall be reduced to the extent any billing dispute is resolved and the former Participant pays the billing adjustments or no billing adjustment is chargeable to the former Participant.


      F.    NOTIFICATION OF DEFAULT.

      In the event that a Participant fails to comply with this Policy (a "Financial Assurance Default") and such failure continues for at least 10 days, NEPOOL may (but shall not be required to) notify such Participant in writing, electronically and by first class mail sent in each case to such Participant's member or alternate on the NEPOOL Participants Committee or billing contact (it being understood that NEPOOL will use reasonable efforts to contact all three), of such Financial Assurance Default. Either simultaneously with the giving of the notice described in the preceding sentence or within 10 days thereafter (unless the Financial Assurance Default is cured during such period), NEPOOL shall notify each other member and alternate on the NEPOOL Participants Committee and each Participant's billing contact of the identity of the

Participant receiving such notice, whether such notice relates to a Financial Assurance Default, and the actions NEPOOL plans to take and/or has taken in response to such Financial Assurance Default.


      No remedy for a Financial Assurance Default is or shall be deemed to be exclusive of any other available remedy or remedies. Each such remedy shall be distinct, separate and cumulative, shall not be deemed inconsistent with or in exclusion of any other available remedy, and shall be in addition to and separate and distinct from every other remedy.


G.    ENFORCEMENT OF PAYMENT OBLIGATIONS AGAINST DEFAULTING PARTICIPANTS.

      Each Participant that shares in any shortfall in payments under the NEPOOL Billing Policy shall have an independent right to seek and obtain payment and recovery of the amount of its share of such shortfall (the "Allocated Assessment") from the defaulting Participant. Any Participant that recovers any portion of its Allocated Assessment from a defaulting Participant shall promptly so notify the System Operator, and the Participant's Allocated Assessment shall be reduced by the amount of such recovery. In addition to any amounts in default, the defaulting Participant shall be liable to NEPOOL and each other Participant for all reasonable costs incurred in enforcing the defaulting Participant's obligations.

                                      ATTACHMENT 1 TO THE EIGHTY-FIRST AGREEMENT



                                  ATTACHMENT 1

                             SAMPLE LETTER OF CREDIT

                                                                 [DATE PROVIDED]


                    IRREVOCABLE STANDBY LETTER OF CREDIT NO.

      [EXPIRATION DATE] AT OUR COUNTERS

      WE DO HEREBY ISSUE AN IRREVOCABLE NON-TRANSFERABLE STANDBY LETTER OF CREDIT BY ORDER OF AND FOR THE ACCOUNT OF ON BEHALF OF [PARTICIPANT] ("ACCOUNT PARTY") IN FAVOR OF THE PARTICIPANTS IN THE NEW ENGLAND POWER POOL ("NEPOOL") IN AN AMOUNT NOT EXCEEDING US$ ______.00 (UNITED STATES DOLLARS ____________ AND 00/100) AGAINST PRESENTATION TO US OF A DRAWING CERTIFICATE SIGNED BY A PURPORTED OFFICER OR AUTHORIZED AGENT OF NEPOOL AND DATED THE DATE OF PRESENTATION CONTAINING THE FOLLOWING STATEMENT:

            "THE UNDERSIGNED HEREBY CERTIFIES TO [BANK] ("BANK"), WITH REFERENCE TO IRREVOCABLE NON-TRANSFERABLE STANDBY LETTER OF CREDIT NO. ISSUED BY [BANK] IN FAVOR OF THE PARTICIPANTS IN THE NEW ENGLAND POWER POOL ("NEPOOL"), THAT [PARTICIPANT] HAS FAILED TO PAY NEPOOL AND/OR ISO NEW ENGLAND IN ACCORDANCE WITH THE TERMS AND PROVISIONS OF THE RESTATED NEPOOL AGREEMENT BETWEEN [PARTICIPANT] AND THE OTHER NEPOOL MEMBERS, AND THUS NEPOOL IS DRAWING

                                      ATTACHMENT 1 TO THE EIGHTY-FIRST AGREEMENT


            UPON THE LETTER OF CREDIT IN AN AMOUNT EQUAL TO

            $_______________."

      IF PRESENTATION OF ANY DRAWING CERTIFICATE IS MADE ON A BUSINESS DAY AND SUCH PRESENTATION IS MADE AT OUR COUNTERS ON OR BEFORE 10:00 A.M. _________TIME, WE SHALL SATISFY SUCH DRAWING REQUEST ON THE SAME BUSINESS DAY. IF THE DRAWING CERTIFICATE IS RECEIVED AT OUR COUNTERS AFTER 10:00 A.M. ___________ TIME, WE WILL SATISFY SUCH DRAWING REQUEST ON THE NEXT BUSINESS DAY, FOR THE PURPOSES OF THIS SECTION, A BUSINESS DAY MEANS A DAY, OTHER THAN A SATURDAY OR SUNDAY, ON WHICH COMMERCIAL BANKS ARE NOT AUTHORIZED OR REQUIRED TO BE CLOSED IN NEW YORK, NEW YORK. DISBURSEMENTS SHALL BE IN ACCORDANCE WITH THE INSTRUCTIONS OF NEPOOL.

      THE FOLLOWING TERMS AND CONDITIONS APPLY:

            THIS LETTER OF CREDIT SHALL EXPIRE AT THE CLOSE OF BUSINESS [DATE].

            THE AMOUNT WHICH MAY BE DRAWN BY YOU UNDER THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY REDUCED BY THE AMOUNT OF ANY UNREIMBURSED DRAWINGS HEREUNDER AT OUR COUNTERS. ANY NUMBER OF PARTIAL DRAWINGS ARE PERMITTED FROM TIME TO TIME HEREUNDER.

            ALL COMMISSIONS AND CHARGES WILL BE BORNE BY THE ACCOUNT PARTY.

                                      ATTACHMENT 1 TO THE EIGHTY-FIRST AGREEMENT


            THIS LETTER OF CREDIT IS NOT TRANSFERABLE OR ASSIGNABLE. THIS LETTER OF CREDIT DOES NOT INCORPORATE AND SHALL NOT BE DEEMED MODIFIED, AMENDED OR AMPLIFIED BY REFERENCE TO ANY DOCUMENT, INSTRUMENT OR AGREEMENT (A) THAT IS REFERRED TO HEREIN (EXCEPT FOR THE UCP, AS DEFINED BELOW) OR (B) IN WHICH THIS LETTER OF CREDIT IS REFERRED TO OR TO WHICH THIS LETTER OF CREDIT RELATES.

            THIS LETTER OF CREDIT SHALL BE GOVERNED BY THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS, 1993 REVISION, INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 500 (THE "UCP"), EXCEPT TO THE EXTENT THAT TERMS HEREOF ARE INCONSISTENT WITH THE PROVISIONS OF THE UCP, INCLUDING BUT NOT LIMITED TO ARTICLES 13(b) AND 17 OF THE UCP, IN WHICH CASE THE TERMS OF THE LETTER OF CREDIT SHALL GOVERN.

            THIS LETTER OF CREDIT MAY NOT BE AMENDED, CHANGED OR MODIFIED WITHOUT THE EXPRESS WRITTEN CONSENT OF NEPOOL AND US.

      WE HEREBY ENGAGE WITH YOU THAT DOCUMENTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION AS SPECIFIED.

      PRESENTATION OF ANY DRAWING CERTIFICATE UNDER THIS STANDBY LETTER OF CREDIT MAY BE SENT TO US BY COURIER, CERTIFIED MAIL, REGISTERED MAIL, TELEGRAM, TELEX TO THE ADDRESS SET FORTH

                                      ATTACHMENT 1 TO THE EIGHTY-FIRST AGREEMENT


      BELOW, OR SUCH OTHER ADDRESS AS MAY HEREAFTER BE FURNISHED BY US. OTHER NOTICES CONCERNING THIS STANDBY LETTER OF CREDIT MAY BE SENT BY FACSIMILE OR SIMILAR COMMUNICATIONS FACILITY TO THE RESPECTIVE ADDRESSES SET FORTH BELOW. ALL SUCH NOTICES AND COMMUNICATIONS SHALL BE EFFECTIVE WHEN ACTUALLY RECEIVED BY THE INTENDED RECIPIENT PARTY.

      IF TO THE BENEFICIARY OF THIS LETTER OF CREDIT:

      IF TO THE ACCOUNT PARTY:

      IF TO US:

-----------------------------------     ----------------------------------------
[signature]                             [signature]

                                      ATTACHMENT 1 TO THE EIGHTY-FIRST AGREEMENT


                                  ATTACHMENT 2

                               SAMPLE PAYMENT BOND

                               [INSURANCE COMPANY]

      Bond No.

      KNOW ALL MEN BY THESE PRESENTS, That the undersigned [participant], of [participant's address] hereinafter referred to as the Principal, and [insurance company], a corporation organized and existing under the laws of the State of [insurance company's state of incorporation], as Surety, are held and firmly bound unto the Participants in the New England Power Pool as obligees, hereinafter referred to collectively as the Obligee, in the sum of __________________, lawful money of the United States of America for the payment of which sum, well and truly to be made, we bind ourselves, our executors, administrators, successors, and assigns, jointly and severally, firmly by these presents.

      WHEREAS, the Principal has entered into agreements for the purchase and sale of electric services and the payment of amounts owed to ISO New England Inc. and its share of the expenses of the New England Power Pool under the Restated NEPOOL Agreement, the Restated NEPOOL Open Access Transmission Tariff, ISO New England Inc.'s Tariff for Transmission Dispatch and Power Administration Services and ISO New England Inc.'s Tariff for Capital Funding, each as amended from time to time (collectively referred to as the "Agreements"), and in strict accordance with their respective terms.

      NOW, THEREFORE, the condition of this obligation is such, that if the Principal shall promptly and faithfully make the payments required by, and comply with terms of, the

                                      ATTACHMENT 1 TO THE EIGHTY-FIRST AGREEMENT

      Agreements which have been or may hereafter be in force and shall save and keep harmless the Obligee from all loss or damage which it may sustain or for which it may become liable on account of the issuance of said Agreements to the Principal, then this obligation shall be void; otherwise, it shall remain in full force and effect.

      Upon notice from ISO New England Inc. of nonpayment by the Principal, Surety shall immediately pay to ISO New England Inc., as agent for the Obligee, the amounts owed by the Principal under the Agreements. Surety shall also be responsible for all reasonable fees and costs, including but not limited to reasonable attorneys' fees, incurred by ISO New England Inc. or Obligee to enforce this instrument and collect any amounts owed to Obligee hereunder.

      The Surety hereby waives notice of any alteration or extension of time made by the Obligee. This instrument shall be a continuing, absolute, unconditional and irrevocable obligation of Surety.

      Any suit on this bond must be instituted before the expiration of two (2) years from the date on which the Principal's obligations under the Agreements expire.

      This instrument shall be effective upon execution and shall continue in effect until terminated by the Obligee or Surety upon thirty (30) days prior written notice to the non-terminating party.

      SIGNED, SEALED AND DATED this        day of                        , 20__.

                                      ATTACHMENT 1 TO THE EIGHTY-FIRST AGREEMENT


                                        [Participant]

                                        Principal

[Seal]


                                        By:_____________________________________


                                        [Insurance Company]

                                        Surety

[Seal]


                                        By:_____________________________________

                                      ATTACHMENT 1 TO THE EIGHTY-FIRST AGREEMENT


                                  ATTACHMENT 3

                               CORPORATE GUARANTY

      For and in consideration of the credit advance or sale of products on open account by the New England Power Pool Participants from time to time ("Participants") to [Participant] ("Company"), the undersigned guarantor ("Guarantor"), the [parent/subsidiary/affiliate] of Company, hereby unconditionally and irrevocably guarantees the prompt and complete payment of all amounts that Company now or hereafter owes to Participants and ISO New England, Inc. (the "System Operator") under the Restated NEPOOL Agreement, Restated NEPOOL Open Access Transmission Tariff and the System Operator's tariffs that are in effect from time to time (collectively referred to as the "Agreements"), in strict accordance with their respective terms.

      1. If Company does not perform its obligations in strict accordance with the Agreements, Guarantor shall immediately pay all amounts now or hereafter owed thereunder (including, without limitation, all principal, interest, and fees) by Company under the Agreements. This Guaranty may be satisfied by Guarantor paying Company's obligations or by Guarantor causing Company's obligations to be paid; provided, however, that Guarantor shall at all times remain fully responsible and liable for its obligations hereunder notwithstanding any such payment (or failure thereof) by any third party. Participants will undertake commercially reasonable efforts to notify Guarantor of a failure by Company to make a payment under the Agreements; provided, however, that failure by Participants to so notify Guarantor shall not defeat, limit or otherwise affect the rights and obligations of Participants, Company or Guarantor. Subject to the

                                      ATTACHMENT 1 TO THE EIGHTY-FIRST AGREEMENT


            terms and conditions set forth herein, Guarantor's obligations hereunder shall not exceed the complete payment of all amounts that Company now or hereafter owes to Participants and the System Operator under the Agreements in strict accordance with their respective terms. [Notwithstanding anything to the contrary in this Guaranty, the aggregate liability of Guarantor hereunder shall not exceed U.S. $________.]

      2. This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment by Company of each of its obligations under the Agreements, and not of collectibility only, and is in no way conditioned upon any requirement that Participants or the System Operator first attempt to collect payment from Company or any other guarantor or surety or resort to any security or other means of obtaining payment of all or any part of Company's obligations or upon any other contingency. This is a continuing guaranty and, subject to the terms and conditions hereof, shall be binding upon Guarantor until the full, final and irrevocable payment of all of Company's obligations under the Agreements, regardless of
            (i) how long after the date hereof any part of the obligations under the Agreements is incurred by Company and (ii) the amount of the obligations under the Agreements at any time outstanding. This Guaranty may be enforced by Participants or the System Operator from time to time and as often as occasion for such enforcement may arise.

      3. The obligations hereunder are independent of the obligations of Company, and a separate action or actions may be brought and prosecuted against Guarantor

                                      ATTACHMENT 1 TO THE EIGHTY-FIRST AGREEMENT


            whether action is brought against Company or whether Company be joined in any such action or actions. Guarantor's liability under this Guaranty is not conditioned or contingent upon genuineness, validity, regularity or enforceability of the Agreements.

      4. Guarantor authorizes Participants and the System Operator without notice or demand and without affecting its liability hereunder, from time to time to (a) renew, extend, or otherwise change the terms of the Agreements or any part thereof; (b) take and hold security for the payment of the Agreements, and exchange, enforce, waive and release any such security; and (c) apply such security and direct the order or manner of sale thereof as Participants and the System Operator in their sole discretion may determine. The obligations and liabilities of Guarantor hereunder shall be absolute and unconditional, shall not be subject to any counterclaim, setoff, deduction or defense based upon any claim Guarantor may have against Company, any other guarantor, or any other person or entity, and shall remain in full force and effect until all of the obligations hereunder have been fully satisfied, without regard to, or release or discharge by, any event, circumstance or condition (whether or not Guarantor shall have knowledge or notice thereof) which but for the provisions of this Section might constitute a legal or equitable defense or discharge of a guarantor or surety or which might in any way limit recourse against Guarantor, including without limitation:
            (a) any amendment or modification of, or supplement to, the terms of the Agreements; (b) any waiver, consent or indulgence by Participants or the System Operator, or any exercise or non-exercise by Participants or the System

                                      ATTACHMENT 1 TO THE EIGHTY-FIRST AGREEMENT


            Operator of any right, power or remedy, under or in respect of this Guaranty or the Agreements (whether or not Guarantor or Company has or have notice or knowledge of any such action or inaction); (c) the invalidity or unenforceability, in whole or in part, of the Agreements, or the termination (except pursuant to its terms or by written agreement between Participants and Company), cancellation or frustration of any thereof, or any limitation or cessation of Company's liability under any thereof (other than any limitation or cessation expressly provided for therein), including without limitation any invalidity, unenforceability or impaired liability resulting from Company's lack of capacity, power and/or authority to enter into the Agreements and/or to incur any or all of the obligations thereunder, or from the execution and delivery of any Agreement by any person acting for Company without or in excess of authority (except to the extent the same would limit or cease Company's liability under the Agreements); (d) any actual, purported or attempted sale, assignment or other transfer by Participants or the System Operator of any Agreement or of any of its rights, interests or obligations thereunder; (e) the taking or holding by Participants or the System Operator of a security interest, lien or other encumbrance in or on any property as security for any or all of the obligations of Company under the Agreements or any exchange, release, non-perfection, loss or alteration of, or any other dealing with, any such security; (f) the addition of any party as a guarantor or surety of all or any part of the obligations of Company under the Agreements; (g) any merger, amalgamation or consolidation of Company into or with any other entity, or any sale, lease, transfer or other disposition of any or all of Company's assets or any sale, transfer

                                      ATTACHMENT 1 TO THE EIGHTY-FIRST AGREEMENT


            or other disposition of any or all of the shares of capital stock or other securities of Company to any other person or entity; (h) any change in the financial condition of Company or (as applicable) of any subsidiary, affiliate, partner or controlling shareholder thereof, or Company's entry into an assignment for the benefit of creditors, an arrangement or any other agreement or procedure for the restructuring of its liabilities, or Company's insolvency, bankruptcy, reorganization, dissolution, liquidation or any similar action by or occurrence with respect to Company.

      5. Guarantor unconditionally waives, to the fullest extent permitted by law: (a) notice of any of the matters referred to in Section 4 hereof; (b) any right to the enforcement, assertion or exercise by Participants or the System Operator of any of their rights, powers or remedies under, against or with respect to (i) any of the Agreements, (ii) any other guarantor or surety, or (iii) any security for all or any part of the obligations of Company under the Agreements or obligations of Guarantor hereunder; (c) any requirement of diligence and any defense based on a claim of laches;
            (d) all defenses which may now or hereafter exist by virtue of any statute of limitations, or of any stay, valuation, exemption, moratorium or similar law, except the sole defense of full and indefeasible payment; (e) any requirement that Guarantor be joined as a party in any action or proceeding against Company to enforce any of the provisions of the Agreements; (f) any requirement that Participants or the System Operator mitigate or attempt to mitigate damages resulting from a default by Guarantor hereunder or from a default by Company under any of the Agreements; (g) acceptance of this Guaranty by Participants and

                                      ATTACHMENT 1 TO THE EIGHTY-FIRST AGREEMENT


            the System Operator; and (h) all presentments, protests, notices of dishonor, demands for payment and any and all other demands upon and notices to Company, and any and all other formalities of any kind, the omission of or delay in performance of which might but for the provisions of this section constitute legal or equitable grounds for relieving or discharging Guarantor in whole or in part from its irrevocable, absolute and continuing obligations hereunder, it being the intention of Guarantor that its obligations hereunder shall not be discharged except by payment and then only to the extent thereof.

      6. Guarantor waives any right to require Participants or the System Operator to (a) proceed against Company; (b) proceed against or exhaust any security held from Company; or (c) pursue any other remedy in Participants' or the System Operator's power whatsoever. So long as any obligations remain outstanding under this Guaranty, Guarantor shall not exercise any rights against Company arising as a result of payment by Guarantor hereunder, by way of subrogation or otherwise, and will not prove any claim in competition with Participants or the System Operator or their affiliates in respect of any payment under the Agreements in bankruptcy or insolvency proceedings of any nature; Guarantor will not claim any setoff or counterclaim against Company in respect of any liability of Guarantor to Company and Guarantor waives any benefit of any right to participate in any collateral which may be held by Participants or the System Operator or any of their affiliates. Guarantor shall have no right of subrogation or reimbursement, contribution or other rights against Company.

                                      ATTACHMENT 1 TO THE EIGHTY-FIRST AGREEMENT


      7. If after receipt of any payment of, or the proceeds of any collateral for, all or any part of the obligations of Company under the Agreements, Participants or the System Operator are compelled to surrender or voluntarily surrender such payment or proceeds to any person because such payment or application of proceeds is or may be avoided, invalidated, recaptured, or set aside as a preference, fraudulent conveyance, impermissible setoff or for any other reason, whether or not such surrender is the result of (i) any judgment, decree or order of any court or administrative body having jurisdiction over Participants or the System Operator, or (ii) any settlement or compromise by Participants or the System Operator of any claim as to any of the foregoing with any person (including Company), then the obligations of Company under the Agreements, or part thereof affected, shall be reinstated and continue and this Guaranty shall be reinstated and continue in full force as to such obligations or part thereof as if such payment or proceeds had not been received, notwithstanding any previous cancellation of any instrument evidencing any such obligation or any previous instrument delivered to evidence the satisfaction thereof. The provisions of this Section shall survive the termination of this Guaranty and any satisfaction and discharge of Company by virtue of any payment, court order or any federal or state law until the full, final and irrevocable satisfaction of all of Company's obligations under the Agreements.

      8. Any indebtedness of Company now or hereafter held by Guarantor (including indebtedness, if any, related to Guarantor's status as a Participant) is hereby subordinated to any indebtedness of Company to Participants and the System

                                      ATTACHMENT 1 TO THE EIGHTY-FIRST AGREEMENT


            Operator; and such indebtedness of Company to Guarantor shall be collected, enforced and received by Guarantor as trustee for Participants and the System Operator and be paid over to Participants or the System Operator on account of the indebtedness of Company due and owing at any time to Participants and the System Operator but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

      9. Guarantor represents and warrants to Participants and the System Operator, as an inducement to Participants and the System Operator to make the credit advances or sales of products on open account to Company, that:

            a. the execution, delivery and performance by Guarantor of this Guaranty (i) are within Guarantor's powers and have been duly authorized by all necessary action; (ii) do not contravene Guarantor's charter documents or any law or any material contractual restrictions binding on or affecting Guarantor or by which Guarantor's property may be affected; and (iii) do not require any authorization or approval or other action by, or any notice to or filing with, any public authority or any other person except such as have been obtained or made;

            b. this Guaranty constitutes the legal, valid and binding obligation of Guarantor, enforceable in accordance with its terms, except as the enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws

                                      ATTACHMENT 1 TO THE EIGHTY-FIRST AGREEMENT


                  relating to or affecting the rights of creditors generally and by general principles of equity; and

            c. there is no action, suit or proceeding affecting Guarantor pending or threatened before any court, arbitrator, or public authority that may materially adversely affect Guarantor's ability to perform its obligations under this Guaranty, except as set forth in writing to the Participants and the System Operator prior to Participants' written authorization of this Guaranty.

      10. Guarantor agrees to pay on demand all reasonable attorneys' fees and all other reasonable costs and expenses which may be incurred by Participants and the System Operator in the enforcement of this Guaranty, and the obligation to pay such fees, costs and expenses shall be in addition to Guarantor's other payment obligations hereunder. No terms or provisions of this Guaranty may be changed, waived, revoked or amended without Participants' prior written consent. Should any provision of this Guaranty be determined by a court of competent jurisdiction to be unenforceable, all of the other provisions shall remain effective. This Guaranty embodies the entire agreement among the parties hereto with respect to the matters set forth herein, and supersedes all prior agreements among the parties with respect to the matters set forth herein. No course of prior dealing among the parties, no usage of trade, and no parol or extrinsic evidence of any nature shall be used to supplement, modify or vary any of the terms hereof. There are no conditions to the full effectiveness of this Guaranty. Participants and the System Operator may assign this Guaranty without in any way affecting Guarantor's

                                      ATTACHMENT 1 TO THE EIGHTY-FIRST AGREEMENT


            liability under it, except that Guarantor shall be provided reasonable notice of any such assignment. This Guaranty shall inure to the benefit of Participants, the System Operator and their successors and assigns. This Guaranty is in addition to the guaranties of any other guarantors and any and all other guaranties of Company's indebtedness or liabilities to Participants and the System Operator.

      11. This Guaranty shall terminate on [___________], but Guarantor may terminate it earlier by providing 30 days prior written notice thereof to the Participants and System Operator. In either event, this Guaranty shall remain in effect after its termination until Company has satisfied all of its obligations under the Agreements arising prior to the date of such termination.

      12. This Guaranty shall be governed by the laws of the State of Connecticut, without regard to conflicts of laws principles. Guarantor hereby irrevocably submits to the jurisdiction of any Connecticut State or United States Federal court sitting in Connecticut over any action or proceeding arising out of or relating to this Guaranty or any of the Agreements, and Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Connecticut State or Federal court. Guarantor irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to Guarantor at its address set forth below its signature. Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Guarantor further waives any objection to

                                      ATTACHMENT 1 TO THE EIGHTY-FIRST AGREEMENT


            venue in such State and any objection to an action or proceeding in such State on the basis of forum non conveniens. Guarantor further agrees that any action or proceeding brought against Participants or the System Operator shall be brought only in Connecticut State or United States Federal courts sitting in Connecticut. Nothing herein shall affect the right of Participants or the System Operator to bring any action or proceeding against the Guarantor or its property in the courts of any other jurisdictions.

      13. GUARANTOR ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY COUNSEL OF ITS CHOICE WITH RESPECT TO THIS GUARANTY AND THAT IT MAKES THE FOLLOWING WAIVERS KNOWINGLY AND VOLUNTARILY:

            a. GUARANTOR IRREVOCABLY WAIVES TRIAL BY JURY IN ANY COURT AND IN ANY SUIT, ACTION OR PROCEEDING OR ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS GUARANTY, THE AGREEMENTS OR ANY DOCUMENTS RELATED THERETO (INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS) AND THE ENFORCEMENT OF ANY OF PARTICIPANTS' OR THE SYSTEM OPERATOR'S RIGHTS AND REMEDIES; AND

                                      ATTACHMENT 1 TO THE EIGHTY-FIRST AGREEMENT


            b. GUARANTOR EXPRESSLY ACKNOWLEDGES THAT THE OBLIGATIONS GUARANTEED HEREBY ARE PART OF A COMMERCIAL TRANSACTION AS SUCH TERM IS USED AND DEFINED IN CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES AND VOLUNTARILY AND KNOWINGLY WAIVES ANY AND ALL RIGHTS WHICH ARE OR MAY BE CONFERRED UPON IT UNDER CHAPTER 903a OF SAID STATUTES (OR ANY OTHER STATUTE AFFECTING PREJUDGMENT REMEDIES) TO ANY NOTICE OR HEARING OR PRIOR COURT ORDER OR THE POSTING OF ANY BOND PRIOR TO ANY PREJUDGMENT REMEDY WHICH PARTICIPANTS MAY USE.

      14. Any demand, notice, request, instruction or other communication to be given hereunder by any party to another party shall be in writing and delivered personally, by nationally recognized overnight courier, by certified mail, postage prepaid and return receipt requested, by telegram, or by telecopier, as follows: If to Guarantor, at:

            If to Participants or the System Operator, at:

            Communications given by personal delivery or mail shall be effective upon actual receipt. Communications given by telegram or telecopier shall be effective upon actual receipt during the recipient's normal business hours, or at the beginning of the next business day after receipt if not received during the recipient's normal business hours. All communications by telegram or telecopier shall be confirmed

                                      ATTACHMENT 1 TO THE EIGHTY-FIRST AGREEMENT


            promptly in writing by certified mail or personal delivery. Any party may change any address to which communications are to be given by giving notice as provided above of such change of address.

                                      ATTACHMENT 1 TO THE EIGHTY-FIRST AGREEMENT


            IN WITNESS WHEREOF, the undersigned Guarantor has executed this Guaranty as of this ____ day of [month], 200_.

                                        [GUARANTOR]




                                        By:_____________________________________

                                        Title:__________________________________
                                                Corporate Officer


                                        Address:________________________________

                                        ________________________________________

                                        ________________________________________

                                      ATTACHMENT 1 TO THE EIGHTY-FIRST AGREEMENT


                                ATTACHMENT M

    FINANCIAL ASSURANCE POLICY FOR NEPOOL NON-PARTICIPANT TRANSMISSION
                                 CUSTOMERS



In accordance with Section 11 of the Restated NEPOOL Open Access Transmission Tariff (the "Tariff"), the procedures and requirements set forth in this NEPOOL Financial Assurance Policy (this "Policy") shall govern all Non-Participant(11) applicants for transmission service under the Tariff and/or the System Operator's tariff(12) ("Non-Participant Applicants") and Non-Participant Transmission Customers. This Policy shall become effective and shall supersede existing Attachment M to the Tariff in its entirety on the Policy Effective Date (as hereinafter defined). The "Policy Effective Date" shall be 10 days after the date on which the NEPOOL Participants Committee receives a notice from the System Operator stating that the System Operator is able to fully implement the provisions of this Policy.


The purpose of this Policy is (i) to establish a financial assurance policy for Non-Participant Applicants and Non-Participant Transmission Customers that includes commercially reasonable credit review procedures to assess the financial ability of a Non-Participant Applicant or of a Non-Participant Transmission Customer to pay for service transactions under the Tariff and the System Operator's tariff; (ii) to set forth the requirements for alternative forms of security that will be deemed acceptable to NEPOOL and consistent with commercial practices

------
11 Capitalized terms used but not defined in this Policy are intended to have the meanings given to such terms in Section 1 of the Tariff.


12 For purposes of this Policy, including all attachments hereto, the "tariff" of the System Operator includes any and all tariffs of ISO New England Inc., including without limitation its Tariff for Transmission Dispatch and Power Administration Services and its Tariff for Capital Funding.

                                      ATTACHMENT 1 TO THE EIGHTY-FIRST AGREEMENT


established by the Uniform Commercial Code that protect NEPOOL and the System Operator against the risk of non-payment by defaulting Non-Participant Transmission Customers; (iii) to set forth the conditions under which NEPOOL will conduct business so as to avoid the possibility of failure of payment for services rendered under the Tariff and the System Operator's tariff; and (iv) to collect amounts past due and make up shortfalls in payments and terminate service to defaulting Non-Participant Transmission Customers.(13) A Non-Participant Transmission Customer's failure to meet the requirements of this Policy may result in termination of service by NEPOOL in accordance with Section
8.4 of the Tariff.



VI. FINANCIAL ASSURANCE PROVISIONS FOR NON-PARTICIPANT APPLICANTS AND NON-PARTICIPANT TRANSMISSION CUSTOMERS


      F.    PROOF OF FINANCIAL VIABILITY.


            3.    PROCESS FOR INVESTIGATING CREDITWORTHINESS OF A
                  NON-PARTICIPANT APPLICANT.


      Each Non-Participant Applicant must, with its application for transmission service and at its own expense, submit proof of financial viability, as described below, satisfying NEPOOL requirements to demonstrate the Non-Participant Applicant's ability to meet its obligations. Each Non-Participant Applicant must submit to the System Operator: (i) all current rating agency reports from Standard and Poors ("S&P"), Moody's, Duff & Phelps, and/or Fitch (collectively, the "Rating Agencies"); (ii) audited financial statements for at least the immediately preceding

------

13 The System Operator will act as NEPOOL's agent in managing and enforcing this Policy with the exception of termination of service issues, which are specifically reserved to the NEPOOL Participants and will be addressed by the NEPOOL Participants Committee. Accordingly, all financial information required pursuant to this Policy is to be provided to the System Operator, which will keep all such information confidential in accordance with the provisions of the NEPOOL Information Policy.

                                      ATTACHMENT 1 TO THE EIGHTY-FIRST AGREEMENT


three (3) years, or the period of its existence, if shorter, including, but not limited to, the following information: balance sheets, income statements, statements of cash flows and notes to financial statements, annual and quarterly reports, and 10-K, 10-Q and 8-K Reports;(14) (iii) at least one bank reference and three (3) utility company credit references, or in those cases where a Non-Participant Applicant does not have three (3) utility company credit references, three (3) trade payable vendor references may be substituted; (iv) relevant information as to any known or anticipated material lawsuits, as well as any prior bankruptcy declarations by the Non-Participant Applicant, or by its predecessor(s), if any; and (v) a list of the officers and principal management of the Non-Participant Applicant. In the case of certain Non-Participant Applicants, some of the information and documentation described in the immediately preceding sentence may not be applicable or available, and alternate requirements may be specified by NEPOOL or its designee in its sole discretion.


      The System Operator shall prepare a report, or cause a report to be prepared, concerning the financial viability of such Non-Participant Applicant. In its review of each Non-Participant Applicant, the System Operator or its designee shall consider all of the information and documentation described in subsections (i) through (v) of the immediately preceding paragraph as well as a lien search for such Non-Participant Applicant. All costs incurred by the System Operator in its review of the financial viability of a Non-Participant Applicant shall be borne by such Non-Participant Applicant and paid prior to NEPOOL's filing of a Service Agreement for the Non-Participant Applicant. The report for each Non-Participant Applicant shall be

------

14 If any of the above-mentioned financial statements are available on the Internet, the Non-Participant Applicant may provide instead a letter to NEPOOL stating where such statements may be located and retrieved by NEPOOL or its designee.

                                      ATTACHMENT 1 TO THE EIGHTY-FIRST AGREEMENT


completed within three (3) weeks of the System Operator's receipt of that Non-Participant Applicant's completed application and shall be provided to the Budget and Finance Subcommittee of the Participants Committee and the affected Non-Participant Applicant.


            4. PROCESS FOR INVESTIGATING FINANCIAL VIABILITY OF NON-PARTICIPANT TRANSMISSION CUSTOMERS.

      Each Non-Participant Transmission Customer shall provide the System Operator with all current Rating Agency reports for it, if available, and a list of its officers and principal management upon the effective date of this Policy. Using this information, the System Operator shall initiate a limited investigation concerning the financial viability of all Non-Participant Transmission Customers receiving service on such date. With respect to each Non-Participant Transmission Customer, the System Operator shall investigate:
(i) the background of the Non-Participant Transmission Customer's officers and principal management; and (ii) whether any judgments, fines, liens, assessments or other encumbrances have been imposed or levied on the Non-Participant Transmission Customer within 12 months prior to the date of such investigation. All costs incurred by the System Operator in its review of the financial viability of a Non-Participant Transmission Customer shall be borne by such Non-Participant Transmission Customer. The System Operator shall complete its investigation of all Non-Participant Transmission Customers and issue a report thereon to NEPOOL no later than 60 days after the effective date of this Policy.


      G.    ONGOING FINANCIAL REVIEW.

      A Non-Participant Transmission Customer or Non-Participant Applicant that receives a credit rating from one or more of the Rating Agencies, or, if such Non-Participant Transmission

                                      ATTACHMENT 1 TO THE EIGHTY-FIRST AGREEMENT


Customer or Non-Participant Applicant itself is not rated by one of the Rating Agencies, then a Non-Participant Transmission Customer or Non-Participant Applicant that has outstanding debt rated by one or more of the Rating Agencies, is referred to herein as a "Rated Non-Participant Transmission Customer" or a "Rated Non-Participant Applicant," as appropriate. A Non-Participant Transmission Customer or Non-Participant Applicant that is not a Rated Non-Participant Transmission Customer or a Rated Non-Participant Applicant is referred to herein as an "Unrated Non-Participant Transmission Customer" or an "Unrated Non-Participant Applicant," as appropriate.

            1. RATED NON-PARTICIPANT APPLICANTS AND RATED NON-PARTICIPANT TRANSMISSION CUSTOMERS.

      Any Rated Non-Participant Transmission Customer or Rated Non-Participant Applicant that does not have an investment grade rating by one of the Rating Agencies (either for itself or, if it is not rated by one of the Rating Agencies, then for its outstanding debt) must provide an appropriate cash deposit, letter of credit, payment bond or guaranty as described in this Policy. For all purposes of this Policy, if ratings from two or more of the Rating Agencies are available then: (i) if there are two such ratings available, the lower rating shall govern; (ii) if there are three or more such ratings available and two of such ratings are at a comparable level and only one other such rating is lower than those two ratings, the two comparable ratings shall govern; (iii) if there are three such ratings available and none are at comparable levels, the rating that is higher than one and lower than another shall govern; and (iv) if there are four such ratings available and none are at a comparable level or two are at a comparable level and two are at a lower level (either comparable or not), then the third highest such rating shall govern.

                                      ATTACHMENT 1 TO THE EIGHTY-FIRST AGREEMENT


            2.    UNRATED NON-PARTICIPANT TRANSMISSION CUSTOMERS.

      Any Unrated Non-Participant Transmission Customer that (i) has defaulted on any of its obligations under the Tariff or the System Operator's tariff (including without limitation its obligations hereunder and under the NEPOOL Billing Policy) during the immediately preceding 12 month period; or (ii) does not have a Current Ratio (as hereinafter defined) of at least 1.0, a Debt-to-Total Capitalization Ratio (as hereinafter defined) of 0.6 or less, and an EBITDA-to-Interest Expense Ratio (as hereinafter defined) of at least 2.0 must provide an appropriate cash deposit, letter of credit, payment bond or guaranty as described in this Policy.

      For purposes of this Policy, "Current Ratio" on any date is all of a Non-Participant Transmission Customer's current assets divided by all of its current liabilities, in each case as shown on the most recent financial statements provided by such Non-Participant Transmission Customer to the System Operator; "Debt-to-Total Capitalization Ratio" on any date is a Non-Participant Transmission Customer's total debt (including all current borrowings) divided by its total shareholders' equity plus total debt, in each case as shown on the most recent financial statements provided by such Non-Participant Transmission Customer to the System Operator; and "EBITDA-to-Interest Expense Ratio" on any date is a Non-Participant Transmission Customer's earnings before interest, taxes, depreciation and amortization in the most recent fiscal quarter divided by that Non-Participant Transmission Customer's expense for interest in that fiscal quarter, in each case as shown on the most recent financial statements provided by such Non-Participant Transmission Customer to the System Operator. Each of the ratios described in this paragraph shall be determined in accordance with generally accepted accounting principles in the United States at the time of determination consistently applied. Achieving each of the Current Ratio, Debt-to-Total Capitalization Ratio and EBITDA-to-Interest

                                      ATTACHMENT 1 TO THE EIGHTY-FIRST AGREEMENT


Expense Ratio tests described in this subsection is referred to herein as satisfying the "Credit Threshold."

            3. NON-PARTICIPANT TRANSMISSION CUSTOMERS WITH AVERAGE INDIVIDUAL MONTHLY NEPOOL CHARGES OF $15,000 OR LESS.

      Notwithstanding any provision of this Policy to the contrary, Non-Participant Transmission Customers with average individual monthly NEPOOL Charges (as hereinafter defined) of $15,000 or less shall not be required to provide a cash deposit, letter of credit, payment bond or guaranty under this Policy.

      H.    INFORMATION REPORTING OBLIGATIONS.

      In order for the System Operator to update and monitor the status of each Unrated Non-Participant Transmission Customer that satisfies the Credit Threshold, each such Unrated Non-Participant Transmission Customer shall submit to the System Operator, on a quarterly basis, within 10 days of their becoming available and within 55 days after the end of the applicable fiscal quarter of such Unrated Non-Participant Transmission Customer, its balance sheet and additional financial statements, which shall have been compiled by certified public accountants showing sufficient detail for the System Operator to calculate such Unrated Non-Participant Transmission Customer's Current Ratio, Debt-to-Total Capitalization Ratio and EBITDA-to-Interest Expense Ratio. In addition, each such Unrated Non-Participant Transmission Customer shall submit to the System Operator, annually within 10 days of their becoming available and within 100 days after the end of the fiscal year of such Unrated Non-Participant Transmission Customer, the following audited financial statements: balance sheets, income statements, statements of cash flows, and notes to financial statements, as well as copies of that Non-Participant Transmission Customer's annual report.(15)


      Each Rated Non-Participant Transmission Customer and each Unrated Non-Participant Transmission Customer that does not satisfy the Credit Threshold must submit the annual and quarterly financial statements and SEC filings described in this subsection if and as requested by the System Operator within 10 days of such request.

      I.    FINANCIAL ASSURANCES.

      All Non-Participant Applicants and Non-Participant Transmission Customers that must provide additional financial assurance pursuant to this Policy, must provide NEPOOL with financial assurance in the form and in the amount described in this Policy.


      A Non-Participant Transmission Customer or a Non-Participant Applicant's additional financial assurance hereunder shall be in an amount (the "Financial Assurance Requirement") at least equal to three and one-half (3.5) times the average or expected average net monthly charges of such Non-Participant Transmission Customer or Non-Participant Applicant under the Tariff and the System Operator's tariff, averaged over the most recent three-month period (collectively, such charges are referred to herein as "NEPOOL Charges").(16) The three and one-half month period is based on the time required for a Commission filing made by NEPOOL to terminate

------

15 Where any of the above financial information is available on the Internet, the Non-Participant Transmission Customer may instead provide the System Operator with a letter stating where such information may be located and retrieved.


16 In the case of new Non-Participant Transmission Customers, the Financial Assurance Requirement will be based on estimated monthly NEPOOL Charges, which estimate NEPOOL has the right to adjust in light of subsequent experience as to actual monthly NEPOOL Charges.

                                      ATTACHMENT 1 TO THE EIGHTY-FIRST AGREEMENT


service to become effective. For example, a Rated Non-Participant Transmission Customer with $32,000 in monthly NEPOOL Charges that does not have an investment grade rating must provide NEPOOL with additional financial assurance hereunder in the amount of $112,000. Similarly, an Unrated Non-Participant Transmission Customer with $32,000 in monthly NEPOOL Charges that does not satisfy the Credit Threshold must provide NEPOOL with additional financial assurance hereunder in the amount of $112,000.


VII.  ACCEPTABLE FORMS OF ADDITIONAL FINANCIAL ASSURANCE


      E.    CASH DEPOSIT.


      A cash deposit for the full value of the Financial Assurance Requirement, as determined by NEPOOL, provides an acceptable form of financial assurance to NEPOOL. A cash deposit greater than or equal to one month's NEPOOL Charges of a Non-Participant Transmission Customer shall also serve as that Non-Participant Transmission Customer's deposit under Sections 31.3 and 41.2 of the Tariff. If the amount of the deposit is below the required level, the Non-Participant Transmission Customer shall immediately replenish or increase the deposit to the required level; otherwise, NEPOOL may initiate proceedings to terminate service to such Non-Participant Transmission Customer in accordance with Section 8.4 of the Tariff. In the event that actual NEPOOL Charges exceed those anticipated, the anticipated charges will be increased accordingly and the Non-Participant Transmission Customer must augment its cash deposit to reach the required level.


      The cash deposit will be invested by the System Operator in direct obligations of the United States or its agencies and interest earned will be paid to the Non-Participant Transmission

                                      ATTACHMENT 1 TO THE EIGHTY-FIRST AGREEMENT


Customer. The System Operator may sell or otherwise liquidate such investments at its discretion to meet the Non-Participant Transmission Customer's obligations to NEPOOL.


      F.    LETTER OF CREDIT.


      An irrevocable standby letter of credit for the full value of the Financial Assurance Requirement, as determined by NEPOOL, provides an acceptable form of financial assurance to NEPOOL. The letter of credit shall be valued as zero dollars ($0.00) 30 days prior to the termination of such letter of credit.


      If the letter of credit amount is below the required level, the Non-Participant Transmission Customer shall immediately replenish or increase the letter of credit amount; otherwise, NEPOOL may initiate proceedings to terminate service to such Non-Participant Transmission Customer. If actual NEPOOL Charges exceed those anticipated, the Non-Participant Transmission Customer must obtain a substitute letter of credit in the required amount based on the actual NEPOOL Charges.


      The form, substance and provider of the letter of credit must all be acceptable to NEPOOL. The letter of credit should clearly state the full names of the "Issuer," "Account Party" and "Beneficiary," the dollar amount available for drawings, and should include a statement required on the drawing certificate and other terms and conditions that should apply. It should also specify that funds will be disbursed, in accordance with the instructions, within one Business Day after due presentation of the drawing certificate. The bank issuing the letter of credit must (i) have a minimum corporate debt rating of an "A-" by S&P, or "A3" by Moody's, or "A-" by Duff & Phelps, or "A-" by Fitch, or an equivalent short-term debt rating by one of

                                      ATTACHMENT 1 TO THE EIGHTY-FIRST AGREEMENT


these agencies, and (ii) be organized under the laws of the United States or any state thereof or be the United States branch of a foreign bank. The System Operator will confirm no less frequently than quarterly that each bank providing a letter of credit hereunder satisfies the preceding sentence.


      Attachment 1 provides a generally acceptable sample "clean" letter of credit, and all letters of credit provided by Non-Participant Transmission Customers and Non-Participant Applicants shall be in this form (with only minor, non-material changes), unless a variation therefrom is approved by the Budget and Finance Subcommittee of the Participants Committee. All costs associated with obtaining financial security and meeting the provisions of this Policy are the responsibility of the Non-Participant Applicant or Non-Participant Transmission Customer.


      G.    PAYMENT BOND.


      A payment bond complying with the requirements set forth herein provides an acceptable form of financial assurance to NEPOOL. The penal sum of such payment bond shall be in an amount equal to the full value of the Financial Assurance Requirement, as determined by NEPOOL. The bond shall permit suit thereunder until two (2) years after the date that all of the Non-Participant Transmission Customer's obligations to NEPOOL expire.


      If the amount of the penal sum of the payment bond available to NEPOOL is below the required level, the Non-Participant Transmission Customer shall immediately replenish or increase the amount of the penal sum; otherwise, NEPOOL may initiate termination proceedings. If actual NEPOOL Charges exceed those anticipated, the Non-Participant Transmission

                                      ATTACHMENT 1 TO THE EIGHTY-FIRST AGREEMENT


Customer must either cause the penal sum of such payment bond to be increased accordingly or must obtain a substitute payment bond in the appropriate amount.


      The form, substance and provider of the payment bond must be acceptable to NEPOOL. The payment bond should clearly state the full names of the "Principal," the "Surety" and the "Obligee" (NEPOOL) and the penal sum and should include a clear statement that the surety will promptly and faithfully pay the Non-Participant Applicant's or Non-Participant Transmission Customer's obligations to NEPOOL if the Non-Participant Applicant or Non-Participant Transmission Customer fails to do so. The insurance company issuing the payment bond must be rated "A" or better by A.M. Best & Co.


      Attachment 2 provides an example of a generally acceptable sample payment bond. All costs associated with obtaining financial security and meeting the Policy provisions, including without limitation the cost of the premiums for such payment bond, are the responsibility of the Non-Participant Applicant or Non-Participant Transmission Customer.


      If, prior to the effective date of this Policy, a Non-Participant Applicant or Non-Participant Transmission Customer has obtained a performance bond and NEPOOL or the System Operator has determined that the form, substance and provider of such performance bond were acceptable at the time such performance bond was obtained, such performance bond shall be deemed to be in compliance with this Policy until such performance bond terminates or is to be renewed by its own terms; provided, however, that no performance bond that does not otherwise satisfy the terms of the Policy without giving effect to this paragraph shall be acceptable one year after the effective date of this Policy.

                                      ATTACHMENT 1 TO THE EIGHTY-FIRST AGREEMENT


      H.    CORPORATE GUARANTY.


      A corporate guaranty obtained from a Non-Participant Applicant's or Non-Participant Transmission Customer's affiliated company ("Guarantor") for the full value of the Financial Assurance Requirement, as determined by NEPOOL (a "Corporate Guaranty"), may provide an acceptable form of financial assurance to NEPOOL. If a Guarantor is not itself a Participant (a "Non-Participant Guarantor"), the aggregate obligations such Guarantor may guarantee hereunder at any time shall not exceed the lesser of (i) the applicable percentage of such Guarantor's Tangible Net Worth(17) as listed in the following table, (ii) $125 million, or (iii) 20 percent (20%) of the total amount due and owing at such time to the System Operator, the Participants and the Non-Participant Transmission Customers by all Participants and Non-Participant Transmission Customers (the "Guaranty Limit"), and such Guaranty Limit shall be deemed to be the available amount of additional financial assurance under such Guarantor's Corporate Guaranty.

------

17 For purposes of this Policy, an entity's "Tangible Net Worth" on any date is the value, determined in accordance with generally accepted accounting principles in the United States, of all of that entity's assets less both
     (i) the amount at which the liabilities of the entity would be shown on a balance sheet in accordance with generally accepted accounting principles in the United States and (ii) all of that entity's intangible assets (e.g., patents, trademarks, franchises, intellectual property, goodwill and any other assets not having a physical existence), in each case as shown on the most recent financial statements provided by such entity to the System Operator.

                                      ATTACHMENT 1 TO THE EIGHTY-FIRST AGREEMENT


                  CREDIT RATING(18)                     PERCENTAGE OF TANGIBLE
(COMPARABLE RATINGS TO BE USED FOR DUFF & PHELPS AND    NET WORTH FOR PURPOSES
FITCH)                                                    OF NON-PARTICIPANT
                                                         GUARANTOR'S GUARANTY
                                                                LIMIT
            S&P                      MOODY'S
            AAA                        Aaa                       5.00%
            AA+                        Aa1                       5.00%
            AA                         Aa2                       4.00%
            AA-                        Aa3                       3.50%
            A+                          A1                       2.55%
             A                          A2                       2.35%
            A-                          A3                       2.10%
           BBB+                        Baa1                      1.80%
            BBB                        Baa2                      1.20%
           BBB-                        Baa3                      0.70%
        Below BBB-                  Below Baa3                   0.00%

      The System Operator shall update and monitor the Guaranty Limit for each Non-Participant Guarantor on a daily basis. In order for the System Operator to update and monitor the Guaranty Limit of each Non-Participant Guarantor, each such Non-Participant Guarantor shall submit to the System Operator, on a quarterly basis within 10 days of its becoming available and within 55 days after the end of the applicable fiscal quarter of such Non-Participant Guarantor, its balance sheet, which shall have been compiled by certified public accountants showing sufficient detail for the System Operator to calculate its Tangible Net Worth. In addition, each such Non-Participant Guarantor shall submit to the System Operator, annually

------

18 This is the credit rating for the Guarantor from one or more of the Rating Agencies or, if such Guarantor itself is not rated by one of the Rating Agencies, then this is the credit rating for the Non-Participant Guarantor's long-term debt from one or more of the Rating Agencies.

                                      ATTACHMENT 1 TO THE EIGHTY-FIRST AGREEMENT


within 10 days of their becoming available and within 100 days after the end of the fiscal year of such Non-Participant Guarantor, the following audited financial statements: balance sheets, income statements, statements of cash flows, and notes to financial statements, as well as copies of that Non-Participant Guarantor's annual report. Each such Non-Participant Guarantor shall also provide to the System Operator, within 10 days of their filing with the SEC, a copy of each Form 10-K Report, Form 10-Q Report and Form 8-K Report for that Non-Participant Guarantor.(19)


      The amount guaranteed from time to time under such a Corporate Guaranty, regardless of whether such amount is past due, shall be included in the NEPOOL Charges of both such Non-Participant Transmission Customer and its affiliated Guarantor for all purposes of this Policy if a Guarantor is itself a Participant. If a Guarantor is itself a Participant, the maximum amount available under its Corporate Guaranty shall be determined in accordance with the Financial Assurance Policy for NEPOOL Members as applied to such Guarantor.


      The following conditions must be met for a Corporate Guaranty to be accepted as an acceptable form of Financial Assurance:


            5. NEPOOL determines that each of the Non-Participant Transmission Customer and Guarantor has satisfactorily met its payment obligations in NEPOOL for at least six (6) months, which six-month period may in whole or in part pre-date the effective date of this Policy;

------

19 Where any of the above financial information is available on the Internet, the Non- Participant Guarantor may instead provide the System Operator with a letter stating where such information may be located and retrieved.

                                      ATTACHMENT 1 TO THE EIGHTY-FIRST AGREEMENT


            6. NEPOOL determines that the financial condition of the Guarantor meets the requirements of this Policy;

            7. The Corporate Guaranty shall authorize the System Operator to recover sums owed by the Non-Participant Transmission Customer obligor directly from the Guarantor; and

            8. The form and substance of the Corporate Guaranty shall be otherwise acceptable to NEPOOL.

      Upon NEPOOL's written authorization, the Non-Participant Transmission Customer may substitute a Corporate Guaranty that is issued by the Guarantor for a cash deposit, letter of credit or payment bond when the Non-Participant Transmission Customer has satisfied each of the four (4) conditions stipulated above. The Corporate Guaranty is considered to be a lesser form of financial assurance than a cash deposit, letter of credit or payment bond, and therefore is allowed as an acceptable form of financial assurance only to those Non-Participant Transmission Customers and Guarantors that have satisfied each of the four (4) conditions stipulated above.


      The Corporate Guaranty should clearly state the identities of the "Guarantor," "Beneficiary" and "Obligor," and the relationship between the Guarantor and the Non-Participant Transmission Customer Obligor. The Corporate Guaranty must be duly authorized by the Guarantor, must be signed by an officer of the Guarantor, and must be furnished with either an opinion satisfactory to the System Operator of the Guarantor's counsel with respect to the enforceability of the Corporate Guaranty or accompanied by a certificate of corporate guarantee that includes a seal of the corporation with the signature of the corporate secretary. Additionally, adequate documentation regarding the signature authority of the person signing the Corporate Guaranty must be provided with the Corporate Guaranty.

                                      ATTACHMENT 1 TO THE EIGHTY-FIRST AGREEMENT


      A Guarantor's failure to timely disclose a Material Change (as hereinafter defined) in its financial status may result in proceedings by NEPOOL to terminate service to the Non-Participant Transmission Customer Obligor. If there is an adverse Material Change in the financial condition of the Guarantor, NEPOOL may require the Non-Participant Transmission Customer Obligor to provide another form of financial assurance, either a cash deposit, letter of credit or payment bond.


      Attachment 3 provides a generally acceptable sample of a Corporate Guaranty, and all Corporate Guaranties provided by Non-Participant Transmission Customers shall be in this form (with only minor, non-material changes), unless a variation therefrom is approved by the Budget and Finance Subcommittee of the Participants Committee.


VIII. MISCELLANEOUS PROVISIONS


      H.    OBLIGATION TO REPORT MATERIAL ADVERSE CHANGES.

      Each Non-Participant Transmission Customer and each Guarantor is responsible for informing NEPOOL in writing within 10 Business Days of any Material Change (as hereinafter defined) in its financial status. A "Material Change" in financial status includes, but is not limited to, the following: a downgrade to a below investment grade rating of senior long-term debt by a major rating agency, being placed on credit watch with negative implication by a major rating agency if senior long-term debt does not have an investment grade rating, a bankruptcy filing, insolvency, a report of a significant quarterly loss or decline of earnings, the resignation of key officer(s), or the filing of a material lawsuit that could materially adversely impact current or future financial results. A Non-Participant Transmission Customer's or Guarantor's failure to

                                      ATTACHMENT 1 TO THE EIGHTY-FIRST AGREEMENT


timely disclose a Material Change in its financial status may result in termination of service proceedings by NEPOOL in accordance with Section 8.4 of the Tariff. If there is a Material Change in the financial condition of the Non-Participant Transmission Customer or the Non-Participant Transmission Customer's Guarantor, NEPOOL may require the Non-Participant Transmission Customer to provide one of the forms of financial assurance described in this Policy. If the Non-Participant Transmission Customer fails to do so, NEPOOL may initiate proceedings to terminate service in accordance with Section 8.4 of the Tariff.


      I. WEEKLY PAYMENTS.

      A Non-Participant Transmission Customer that does not satisfy the rating requirement or, if such Non-Participant Transmission Customer is an Unrated Non-Participant Transmission Customer, the Credit Threshold may request that, in lieu of providing one of the additional financial assurances set forth above, a weekly billing schedule be implemented for it. NEPOOL may, in its discretion, agree to such a request; provided, however, that any weekly billing arrangement will terminate no more than six (6) months after the date on which such arrangement begins unless the Non-Participant Transmission Customer requests an extension of such arrangement and demonstrates to NEPOOL's satisfaction in its sole discretion that the termination of such arrangement and compliance with the other provisions of this Policy (including providing another form of financial assurance, if required) will impose a substantial hardship on the Non-Participant Transmission Customer. Such demonstration of a substantial hardship shall be made every six (6) months after the initial demonstration, and a Non-Participant Transmission Customer's weekly billing arrangement will be terminated if it fails to

                                      ATTACHMENT 1 TO THE EIGHTY-FIRST AGREEMENT


demonstrate to NEPOOL's satisfaction in its sole discretion at any such six (6) month interval that compliance with the other provisions of this Policy will impose a substantial hardship on it.


      If NEPOOL agrees to implement a weekly billing schedule for a Non-Participant Transmission Customer, the Non-Participant Transmission Customer shall be billed weekly in arrears on an estimated basis for all amounts owed to NEPOOL and the System Operator for the week, with an adjustment for each month as part of the regular NEPOOL monthly billing to reflect any under or over collection for the month. The Non-Participant Transmission Customer shall be obligated to pay each such weekly bill within five (5) Business Days after it is received. The Non-Participant Transmission Customer shall pay with respect to each weekly bill an administrative fee, determined by the System Operator, to reimburse the System Operator for the costs it incurs as a result of that Non-Participant Transmission Customer's weekly billing arrangement.


      If a weekly billing schedule is implemented for a Non-Participant Transmission Customer in lieu of requiring the Non-Participant Transmission Customer to provide an additional financial assurance hereunder, the Non-Participant Transmission Customer may be required to provide an additional financial assurance in the form and in the amount required hereunder at any time if the Non-Participant Transmission Customer fails to pay when due any weekly bill or, in its sole discretion, NEPOOL may initiate proceedings to terminate service in accordance with Section 8.4 of the Tariff. In addition, upon the termination of a Non-Participant Transmission Customer's weekly billing arrangement, the Non-Participant Transmission Customer shall either satisfy the applicable rating requirements set forth herein, satisfy the Credit Threshold (if such Non-Participant Transmission Customer is an Unrated Non-Participant

                                      ATTACHMENT 1 TO THE EIGHTY-FIRST AGREEMENT


Transmission Customer), or provide one of the other forms of financial assurance set forth herein.


      J.    USE OF TRANSACTION SETOFFS.

      Under certain conditions, NEPOOL or the System Operator may be involved in other transactions with a Non-Participant Transmission Customer in which NEPOOL is the buyer. In this event, the amount of the cash deposit, letter of credit, payment bond or Corporate Guaranty required for financial assurance for the contemplated transactions will be reduced ("setoff") by an amount equal to NEPOOL's or the System Operator's unpaid balance or expected billing under the other transactions. The terms and the amount of the setoff must be approved by the System Operator. The System Operator is responsible for monitoring the status of the setoff and ensuring that an adequate financial assurance balance is maintained at all times until the transaction is settled.


      K.    NON-PAYMENT OF AMOUNTS DUE.

      If a Non-Participant Transmission Customer does not pay amounts billed when due and as a result a letter of credit or cash deposit is drawn down or a payment bond or Corporate Guaranty is paid on, then the Non-Participant Transmission Customer must immediately replenish the letter of credit or cash deposit or cause the payment bond or Corporate Guaranty to be restored, in each case to the required amount. If a Non-Participant Transmission Customer fails to do so, NEPOOL may initiate proceedings to terminate service to the Non-Participant Transmission Customer in accordance with Section 8.4 of the Tariff. In order to encourage prompt payment of NEPOOL Charges by Non-Participant Transmission Customers, the Non-

                                      ATTACHMENT 1 TO THE EIGHTY-FIRST AGREEMENT


Participant Transmission Customer shall pay interest on any unpaid amount as provided in Section 8.3 of the Tariff.


      L.    ENFORCEMENT OF PAYMENT OBLIGATIONS AGAINST DEFAULTING
            NON-PARTICIPANT TRANSMISSION CUSTOMERS.

      Each Participant that shares in any shortfall in payments under the New England Power Pool Billing Policy shall have an independent right to seek and obtain payment and recovery of the amount of its share of such shortfall (the "Allocated Assessment") from the defaulting Non-Participant Transmission Customer. Any Participant that recovers any portion of its Allocated Assessment from a defaulting Non-Participant Transmission Customer shall promptly so notify the System Operator, and the Participant's Allocated Assessment shall be reduced by the amount of such recovery. In addition to any amounts in default, the defaulting Non-Participant Transmission Customer shall be liable to NEPOOL and each Participant for all reasonable costs incurred in enforcing the defaulting Non-Participant Transmission Customer's obligations.

                                ATTACHMENT 1

                          SAMPLE LETTER OF CREDIT

                                                             [DATE PROVIDED]

                  IRREVOCABLE STANDBY LETTER OF CREDIT NO.


      [EXPIRATION DATE] AT OUR COUNTERS

      WE DO HEREBY ISSUE AN IRREVOCABLE NON-TRANSFERABLE STANDBY LETTER OF CREDIT BY ORDER OF AND FOR THE ACCOUNT OF ON BEHALF OF [NON-PARTICIPANT TRANSMISSION CUSTOMER] ("ACCOUNT PARTY") IN FAVOR OF THE PARTICIPANTS IN THE NEW ENGLAND POWER POOL ("NEPOOL") IN AN AMOUNT NOT EXCEEDING US$ ______.00 (UNITED STATES DOLLARS ____________ AND 00/100) AGAINST PRESENTATION TO US OF A DRAWING CERTIFICATE SIGNED BY A PURPORTED OFFICER OR AUTHORIZED AGENT OF NEPOOL AND DATED THE DATE OF PRESENTATION CONTAINING THE FOLLOWING STATEMENT:

            "THE UNDERSIGNED HEREBY CERTIFIES TO [BANK] ("BANK"), WITH REFERENCE TO IRREVOCABLE NON-TRANSFERABLE STANDBY LETTER OF CREDIT NO. ISSUED BY [BANK] IN FAVOR OF THE PARTICIPANTS IN THE NEW ENGLAND POWER POOL ("NEPOOL"), THAT [NON-PARTICIPANT TRANSMISSION CUSTOMER] HAS FAILED TO PAY AMOUNTS DUE UNDER THE RESTATED NEPOOL OPEN ACCESS TRANSMISSION TARIFF OR THE ISO NEW ENGLAND INC. TARIFF FOR TRANSMISSION DISPATCH AND POWER

            ADMINISTRATION SERVICES, AND THUS NEPOOL IS DRAWING UPON THE LETTER OF CREDIT IN AN AMOUNT EQUAL TO $_______________."

      IF PRESENTATION OF ANY DRAWING CERTIFICATE IS MADE ON A BUSINESS DAY AND SUCH PRESENTATION IS MADE AT OUR COUNTERS ON OR BEFORE 10:00 A.M. _________TIME, WE SHALL SATISFY SUCH DRAWING REQUEST ON THE SAME BUSINESS DAY. IF THE DRAWING CERTIFICATE IS RECEIVED AT OUR COUNTERS AFTER 10:00 A.M. ___________ TIME, WE WILL SATISFY SUCH DRAWING REQUEST ON THE NEXT BUSINESS DAY, FOR THE PURPOSES OF THIS SECTION, A BUSINESS DAY MEANS A DAY, OTHER THAN A SATURDAY OR SUNDAY, ON WHICH COMMERCIAL BANKS ARE NOT AUTHORIZED OR REQUIRED TO BE CLOSED IN NEW YORK, NEW YORK.
      DISBURSEMENTS SHALL BE IN ACCORDANCE WITH THE INSTRUCTIONS OF NEPOOL.

      THE FOLLOWING TERMS AND CONDITIONS APPLY:

            THIS LETTER OF CREDIT SHALL EXPIRE AT THE CLOSE OF BUSINESS [DATE]. THE AMOUNT WHICH MAY BE DRAWN BY YOU UNDER THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY REDUCED BY THE AMOUNT OF ANY UNREIMBURSED DRAWINGS HEREUNDER AT OUR COUNTERS. ANY NUMBER OF PARTIAL DRAWINGS ARE PERMITTED FROM TIME TO TIME HEREUNDER.

            ALL COMMISSIONS AND CHARGES WILL BE BORNE BY THE ACCOUNT PARTY.

            THIS LETTER OF CREDIT IS NOT TRANSFERABLE OR ASSIGNABLE. THIS LETTER OF CREDIT DOES NOT INCORPORATE AND SHALL NOT BE DEEMED MODIFIED, AMENDED OR AMPLIFIED BY REFERENCE TO ANY DOCUMENT, INSTRUMENT OR AGREEMENT (A) THAT IS REFERRED TO HEREIN (EXCEPT FOR THE UCP, AS DEFINED BELOW) OR (B) IN WHICH THIS LETTER OF CREDIT IS REFERRED TO OR TO WHICH THIS LETTER OF CREDIT RELATES.

            THIS LETTER OF CREDIT SHALL BE GOVERNED BY THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS, 1993 REVISION, INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO.500 (THE "UCP"), EXCEPT TO THE EXTENT THAT TERMS HEREOF ARE INCONSISTENT WITH THE PROVISIONS OF THE UCP, INCLUDING BUT NOT LIMITED TO ARTICLES 13(b) AND 17 OF THE UCP, IN WHICH CASE THE TERMS OF THE LETTER OF CREDIT SHALL GOVERN. THIS LETTER OF CREDIT MAY NOT BE AMENDED, CHANGED OR MODIFIED WITHOUT THE EXPRESS WRITTEN CONSENT OF NEPOOL AND US.

      WE HEREBY ENGAGE WITH YOU THAT DOCUMENTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION AS SPECIFIED.

      PRESENTATION OF ANY DRAWING CERTIFICATE UNDER THIS STANDBY LETTER OF CREDIT MAY BE SENT TO US BY COURIER, CERTIFIED MAIL, REGISTERED MAIL, TELEGRAM, TELEX TO THE ADDRESS SET FORTH BELOW, OR SUCH OTHER ADDRESS AS MAY HEREAFTER BE FURNISHED BY US. OTHER NOTICES CONCERNING THIS STANDBY LETTER OF CREDIT MAY BE SENT BY FACSIMILE OR SIMILAR COMMUNICATIONS FACILITY TO THE RESPECTIVE ADDRESSES SET FORTH BELOW. ALL SUCH NOTICES AND COMMUNICATIONS SHALL BE EFFECTIVE WHEN ACTUALLY RECEIVED BY THE INTENDED RECIPIENT PARTY.

      IF TO THE BENEFICIARY OF THIS LETTER OF CREDIT:

      IF TO THE ACCOUNT PARTY:

      IF TO US:



-------------------------------------      -------------------------------------
[signature]                                [signature]

                                ATTACHMENT 2


                            SAMPLE PAYMENT BOND

                            [INSURANCE COMPANY]




      Bond No.

      KNOW ALL MEN BY THESE PRESENTS, That the undersigned [Non-Participant Transmission Customer], of [Non-Participant Transmission Customer's address] hereinafter referred to as the Principal, and [insurance company], a corporation organized and existing under the laws of the State of [insurance company's state of incorporation], as Surety, are held and firmly bound unto the Participants in the New England Power Pool as obligees, hereinafter referred to collectively as the Obligee, in the sum of __________________, lawful money of the United States of America for the payment of which sum, well and truly to be made, we bind ourselves, our executors, administrators, successors, and assigns, jointly and severally, firmly by these presents.

      WHEREAS, the Principal has entered into agreements for the purchase and sale of electric services and the payment of amounts owed to ISO New England Inc. under the Restated NEPOOL Open Access Transmission Tariff and ISO New England Inc.'s Tariff for Transmission Dispatch and Power Administration Services, each as amended from time to time (collectively referred to as the "Agreements"), and in strict accordance with their respective terms.

      NOW, THEREFORE, the condition of this obligation is such, that if the Principal shall promptly and faithfully make the payments required by, and comply with terms of, the

      Agreements which have been or may hereafter be in force and shall save and keep harmless the Obligee from all loss or damage which it may sustain or for which it may become liable on account of the issuance of said Agreements to the Principal, then this obligation shall be void; otherwise, it shall remain in full force and effect.

      Upon notice from ISO New England Inc. of nonpayment by the Principal, Surety shall immediately pay to ISO New England Inc., as agent for the Obligee, the amounts owed by the Principal under the Agreements. Surety shall also be responsible for all reasonable fees and costs, including but not limited to reasonable attorneys' fees, incurred by ISO New England Inc. or Obligee to enforce this instrument and collect any amounts owed to Obligee hereunder.

      The Surety hereby waives notice of any alteration or extension of time made by the Obligee. This instrument shall be a continuing, absolute, unconditional and irrevocable obligation of Surety.

      Any suit on this bond must be instituted before the expiration of two (2) years from the date on which the Principal's obligations under the Agreements expire. This instrument shall be effective upon execution and shall continue in effect until terminated by the Obligee or Surety upon thirty (30) days prior written notice to the non-terminating party.

      SIGNED, SEALED AND DATED this        day of                        , 20__.

                                      [Non-Participant Transmission
                                      Customer]

                                      Principal
[Seal]



                                      By:___________________________________

                                      [Insurance Company]

                                      Surety

[Seal]


                                      By:___________________________________

                                  ATTACHMENT 3

                               CORPORATE GUARANTY

      For and in consideration of the credit advance or sale of products on open account by the New England Power Pool Participants from time to time ("Participants") to [Non-Participant Transmission Customer] ("Company"), the undersigned guarantor ("Guarantor"), the [parent/subsidiary/affiliate] of Company, hereby unconditionally and irrevocably guarantees the prompt and complete payment of all amounts that Company now or hereafter owes to Participants and ISO New England, Inc. (the "System Operator") under the Restated NEPOOL Open Access Transmission Tariff and the System Operator's tariffs that are in effect from time to time (collectively referred to as the "Agreements"), in strict accordance with their respective terms.

      1. If Company does not perform its obligations in strict accordance with the Agreements, Guarantor shall immediately pay all amounts now or hereafter owed (including, without limitation, all principal, interest, and fees) by Company under the Agreements. This Guaranty may be satisfied by Guarantor paying Company's obligations or by Guarantor causing Company's obligations to be paid; provided, however, that Guarantor shall at all times remain fully responsible and liable for its obligations hereunder notwithstanding any such payment (or failure thereof) by any third party. Participants will undertake commercially reasonable efforts to notify Guarantor of a failure by Company to make a payment under the Agreements; provided, however, that failure by Participants to so notify Guarantor shall not defeat, limit or otherwise affect the rights and obligations of Participants, Company or Guarantor. Subject to the terms and conditions set forth herein, Guarantor's obligations hereunder shall not exceed the complete payment of all amounts that Company now or hereafter owes to Participants and the System Operator under the Agreements in strict accordance with their respective terms. [Notwithstanding anything to the contrary in this Guaranty, the aggregate liability of Guarantor hereunder shall not exceed U.S. $________.]

      2. This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment by Company of each of its obligations under the Agreements, and not of collectibility only, and is in no way conditioned upon any requirement that Participants or the System Operator first attempt to collect payment from Company or any other guarantor or surety or resort to any security or other means of obtaining payment of all or any part of Company's obligations or upon any other contingency. This is a continuing guaranty and, subject to the terms and conditions hereof, shall be binding upon Guarantor until the full, final and irrevocable payment of all of Company's obligations under the Agreements, regardless of (i) how long after the date hereof any part of the obligations under the Agreements is incurred by Company and (ii) the amount of the obligations under the Agreements at any time outstanding. This Guaranty may be enforced by Participants or the System Operator from time to time and as often as occasion for such enforcement may arise.

      3. The obligations hereunder are independent of the obligations of Company, and a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against Company or whether Company be joined in any such action or actions. Guarantor's liability under this Guaranty is not conditioned or contingent upon genuineness, validity, regularity or enforceability of the Agreements.

      4. Guarantor authorizes Participants and the System Operator, without notice or demand and without affecting its liability hereunder, from time to time to (a) renew, extend, or otherwise change the terms of the Agreements or any part thereof; (b) take and hold security for the payment of the Agreements, and exchange, enforce, waive and release any such security; and (c) apply such security and direct the order or manner of sale thereof as Participants and the System Operator in their sole discretion may determine. The obligations and liabilities of Guarantor hereunder shall be absolute and unconditional, shall not be subject to any counterclaim, setoff, deduction or defense based upon any claim Guarantor may have against Company, any other guarantor, or any other person or entity, and shall remain in full force and effect until all of the obligations hereunder have been fully satisfied, without regard to, or release or discharge by, any event, circumstance or condition (whether or not Guarantor shall have knowledge or notice thereof) which but for the provisions of this Section might constitute a legal or equitable defense or discharge of a guarantor or surety or which might in any way limit recourse against Guarantor, including without limitation:
            (a) any amendment or modification of, or supplement to, the terms of the Agreements; (b) any waiver, consent or indulgence by Participants or the System Operator, or any exercise or non-exercise by Participants or the System Operator of any right, power or remedy, under or in respect of this Guaranty or the Agreements (whether or not Guarantor or Company has or have notice or knowledge of any such action or inaction); (c) the invalidity or unenforceability, in whole or in part, of the Agreements, or the termination (except pursuant to its terms or by written agreement between Participants and Company), cancellation or frustration of any thereof, or any limitation or cessation of Company's liability under any thereof (other than any limitation or cessation expressly provided for therein), including without limitation any invalidity, unenforceability or impaired liability resulting from Company's lack of capacity, power and/or authority to enter into the Agreements and/or to incur any or all of the obligations thereunder, or from the execution and delivery of any Agreement by any person acting for Company without or in excess of authority (except to the extent the same would limit or cease Company's liability under the Agreements);
            (d) any actual, purported or attempted sale, assignment or other transfer by Participants or the System Operator of any Agreement or of any of its rights, interests or obligations thereunder; (e) the taking or holding by Participants or the System Operator of a security interest, lien or other encumbrance in or on any property as security for any or all of the obligations of Company under the Agreements or any exchange, release, non-perfection, loss or alteration of, or any other dealing with, any such security; (f) the addition of any party as a guarantor or surety of all or any part of the obligations of Company under the Agreements; (g) any merger, amalgamation or consolidation of Company into or with any other entity, or any sale, lease, transfer or other disposition of any or all of Company's assets or any sale, transfer or other disposition of any or all of the shares of capital stock or other securities of Company to any other person or entity; (h) any change in the financial condition of Company or (as applicable) of any subsidiary, affiliate, partner or controlling shareholder thereof, or Company's entry into an assignment for the benefit of creditors, an arrangement or any other agreement or procedure for the restructuring of its liabilities, or Company's insolvency, bankruptcy, reorganization, dissolution, liquidation or any similar action by or occurrence with respect to Company.

      5. Guarantor unconditionally waives, to the fullest extent permitted by law: (a) notice of any of the matters referred to in Section 4 hereof; (b) any right to the enforcement, assertion or exercise by Participants or the System Operator of any of their rights, powers or remedies under, against or with respect to (i) any of the Agreements, (ii) any other guarantor or surety, or (iii) any security for all or any part of the obligations of Company under the Agreements or obligations of Guarantor hereunder; (c) any requirement of diligence and any defense based on a claim of laches;
            (d) all defenses which may now or hereafter exist by virtue of any statute of limitations, or of any stay, valuation, exemption, moratorium or similar law, except the sole defense of full and indefeasible payment; (e) any requirement that Guarantor be joined as a party in any action or proceeding against Company to enforce any of the provisions of the Agreements; (f) any requirement that Participants or the System Operator mitigate or attempt to mitigate damages resulting from a default by Guarantor hereunder or from a default by Company under any of the Agreements; (g) acceptance of this Guaranty by Participants and the System Operator; and (h) all presentments, protests, notices of dishonor, demands for payment and any and all other demands upon and notices to

            Company, and any and all other formalities of any kind, the omission of or delay in performance of which might but for the provisions of this section constitute legal or equitable grounds for relieving or discharging Guarantor in whole or in part from its irrevocable, absolute and continuing obligations hereunder, it being the intention of Guarantor that its obligations hereunder shall not be discharged except by payment and then only to the extent thereof.

      6. Guarantor waives any right to require Participants or the System Operator to (a) proceed against Company; (b) proceed against or exhaust any security held from Company; or (c) pursue any other remedy in Participants' or the System Operator's power whatsoever. So long as any obligations remain outstanding under this Guaranty, Guarantor shall not exercise any rights against Company arising as a result of payment by Guarantor hereunder, by way of subrogation or otherwise, and will not prove any claim in competition with Participants or the System Operator or their affiliates in respect of any payment under the Agreements in bankruptcy or insolvency proceedings of any nature; Guarantor will not claim any setoff or counterclaim against Company in respect of any liability of Guarantor to Company and Guarantor waives any benefit of any right to participate in any collateral which may be held by Participants or the System Operator or any of their affiliates. Guarantor shall have no right of subrogation or reimbursement, contribution or other rights against Company.

      7. If after receipt of any payment of, or the proceeds of any collateral for, all or any part of the obligations of Company under the Agreements, Participants or the System Operator are compelled to surrender or voluntarily surrender such payment or proceeds to any person because such payment or application of proceeds is or may be avoided, invalidated, recaptured, or set aside as a preference, fraudulent conveyance, impermissible setoff or for any other reason, whether or not such surrender is the result of (i) any judgment, decree or order of any court or administrative body having jurisdiction over Participants or the System Operator, or (ii) any settlement or compromise by Participants or the System Operator of any claim as to any of the foregoing with any person (including Company), then the obligations of Company under the Agreements, or part thereof affected, shall be reinstated and continue and this Guaranty shall be reinstated and continue in full force as to such obligations or part thereof as if such payment or proceeds had not been received, notwithstanding any previous cancellation of any instrument evidencing any such obligation or any previous instrument delivered to evidence the satisfaction thereof. The provisions of this Section shall survive the termination of this Guaranty and any satisfaction and discharge of Company by virtue of any payment, court order or any federal or state law until the full, final and irrevocable satisfaction of all of Company's obligations under the Agreements.

      8. Any indebtedness of Company now or hereafter held by Guarantor (including indebtedness, if any, related to Guarantor's status as a Participant) is hereby subordinated to any indebtedness of Company to Participants and the System Operator; and such indebtedness of Company to Guarantor shall be collected, enforced and received by Guarantor as trustee for Participants and the System Operator and be paid over to Participants or the System Operator on account of the indebtedness of Company due and owing at any time to Participants and the System Operator but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

      9. Guarantor represents and warrants to Participants and the System Operator, as an inducement to Participants and the System Operator to make the credit advances or sales of products on open account to Company, that:

            a. the execution, delivery and performance by Guarantor of this Guaranty (i) are within Guarantor's powers and have been duly authorized by all necessary action; (ii) do not contravene Guarantor's charter documents or any law or any material contractual restrictions binding on or affecting Guarantor or by which Guarantor's property may be affected; and (iii) do not require any authorization or approval or other action by, or any notice to or filing with, any public authority or any other person except such as have been obtained or made;

            b. this Guaranty constitutes the legal, valid and binding obligation of Guarantor, enforceable in accordance with its terms, except as the enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally and by general principles of equity; and

            c.    there is no action, suit or proceeding affecting
                  Guarantor pending or threatened before any court, arbitrator, or public authority that may materially adversely affect Guarantor's ability to perform its obligations under this Guaranty, except as set forth in writing to the Participants and the System Operator prior to Participants' written authorization of this Guaranty.

      10. Guarantor agrees to pay on demand all reasonable attorneys' fees and all other reasonable costs and expenses which may be incurred by Participants and the System Operator in the enforcement of this Guaranty, and the obligation to pay such fees, costs and expenses shall be in addition to Guarantor's other payment obligations hereunder. No terms or provisions of this Guaranty may be changed, waived, revoked or amended without Participants' prior written consent. Should any provision of this Guaranty be determined by a court of competent jurisdiction to be unenforceable, all of the other provisions shall remain effective. This Guaranty embodies the entire agreement among the parties hereto with respect to the matters set forth herein, and supersedes all prior agreements among the parties with respect to the matters set forth herein. No course of prior dealing among the parties, no usage of trade, and no parol or extrinsic evidence of any nature shall be used to supplement, modify or vary any of the terms hereof. There are no conditions to the full effectiveness of this Guaranty. Participants and the System Operator may assign this Guaranty without in any way affecting Guarantor's liability under it, except that Guarantor shall be provided reasonable notice of any such assignment. This Guaranty shall inure to the benefit of Participants, the System Operator and their successors and assigns. This Guaranty is in addition to the guaranties of any other guarantors and any and all other guaranties of Company's indebtedness or liabilities to Participants and the System Operator.

      11. This Guaranty shall terminate on [___________], but Guarantor may terminate it earlier by providing 30 days prior written notice thereof to the Participants and System Operator. In either event, this Guaranty shall remain in effect after its termination until Company has satisfied all of its obligations under the Agreements arising prior to the date of such termination.

      12. This Guaranty shall be governed by the laws of the State of Connecticut, without regard to conflicts of laws principles. Guarantor hereby irrevocably submits to the jurisdiction of any Connecticut State or United States Federal court sitting in Connecticut over any action or proceeding arising out of or relating to this Guaranty or any of the Agreements, and Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Connecticut State or Federal court. Guarantor irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to Guarantor at its address set forth below its signature. Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Guarantor further waives any objection to venue in such State and any objection to an action or proceeding in such State on the basis of forum non conveniens. Guarantor further agrees that any action or proceeding brought against Participants or the System Operator shall be brought only in Connecticut State or United States Federal courts sitting in Connecticut. Nothing herein shall affect the right of Participants or the System Operator to bring any action or proceeding against the Guarantor or its property in the courts of any other jurisdictions.

      13. GUARANTOR ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY COUNSEL OF ITS CHOICE WITH RESPECT TO THIS GUARANTY AND THAT IT MAKES THE FOLLOWING WAIVERS KNOWINGLY AND VOLUNTARILY:

            a.    GUARANTOR IRREVOCABLY WAIVES TRIAL BY JURY IN ANY COURT
                  AND IN ANY SUIT, ACTION OR PROCEEDING OR ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS GUARANTY, THE AGREEMENTS OR ANY DOCUMENTS RELATED THERETO (INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS) AND THE ENFORCEMENT OF ANY OF PARTICIPANTS' OR THE SYSTEM OPERATOR'S RIGHTS AND REMEDIES; AND

            b. GUARANTOR EXPRESSLY ACKNOWLEDGES THAT THE OBLIGATIONS GUARANTEED HEREBY ARE PART OF A COMMERCIAL TRANSACTION AS SUCH TERM IS USED AND DEFINED IN CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES AND VOLUNTARILY AND KNOWINGLY WAIVES ANY AND ALL RIGHTS WHICH ARE OR MAY BE CONFERRED UPON IT UNDER CHAPTER 903a OF SAID STATUTES (OR ANY

                  OTHER STATUTE AFFECTING PREJUDGMENT REMEDIES) TO ANY NOTICE OR HEARING OR PRIOR COURT ORDER OR THE POSTING OF ANY BOND PRIOR TO ANY PREJUDGMENT REMEDY WHICH PARTICIPANTS MAY USE.

      14. Any demand, notice, request, instruction or other communication to be given hereunder by any party to another party shall be in writing and delivered personally, by nationally recognized overnight courier, by certified mail, postage prepaid and return receipt requested, by telegram, or by telecopier, as follows:
            If to Guarantor, at:


            If to Participants or the System Operator, at:


            Communications given by personal delivery or mail shall be effective upon actual receipt. Communications given by telegram or telecopier shall be effective upon actual receipt during the recipient's normal business hours, or at the beginning of the next business day after receipt if not received during the recipient's normal business hours. All communications by telegram or telecopier shall be confirmed promptly in writing by certified mail or personal delivery. Any party may change any address to which communications are to be given by giving notice as provided above of such change of address.

            IN WITNESS WHEREOF, the undersigned Guarantor has executed this
      Guaranty as of this    day of [month], 200_.

                                       [GUARANTOR]




                                       By:_____________________________________

                                       Title:__________________________________
                                             Corporate Officer


                                       Address:________________________________

                                       ________________________________________

                                       ________________________________________